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                           HATTIESBURG GAS STORAGE COMPANY


                       8.12% Secured Guaranteed Notes Due 2005


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                                      INDENTURE

                            Dated as of November 21, 1995


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                                    CHEMICAL BANK
                                  Indenture Trustee


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                                  TABLE OF CONTENTS

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                                      ARTICLE I
                      DEFINITIONS AND INCORPORATION BY REFERENCE . . . . .    2
     SECTION 1.1    Definitions. . . . . . . . . . . . . . . . . . . . . .    2

                                      ARTICLE II
                                      THE NOTES. . . . . . . . . . . . . .    2
     SECTION 2.1    Form . . . . . . . . . . . . . . . . . . . . . . . . .    2
     SECTION 2.2    Execution, Authentication and Delivery . . . . . . . .    2
     SECTION 2.3    Registration; Registration of Transfer and
                      Exchange of Notes. . . . . . . . . . . . . . . . . .    3
     SECTION 2.4    Mutilated, Destroyed, Lost or Stolen Notes . . . . . .    4
     SECTION 2.5    Persons Deemed Noteholders . . . . . . . . . . . . . .    5
     SECTION 2.6    Payment of Principal and Interest. . . . . . . . . . .    6
     SECTION 2.7    Cancellation of Notes. . . . . . . . . . . . . . . . .    6
     SECTION 2.8    Tax Treatment. . . . . . . . . . . . . . . . . . . . .    7

                                     ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF THE ISSUER
                                   AND THE SERVICER. . . . . . . . . . . .    7
     SECTION 3.1    Representations and Warranties as to the
                      Receivables and Contracts. . . . . . . . . . . . . .    7
     SECTION 3.2    Other Representations and Warranties . . . . . . . . .    7

                                      ARTICLE IV
                                      COVENANTS. . . . . . . . . . . . . .   11
     SECTION 4.1    Payment of Principal and Interest. . . . . . . . . . .   11
     SECTION 4.2    Maintenance of Agency Office . . . . . . . . . . . . .   12
     SECTION 4.3    Money for Payments To Be Held in Trust . . . . . . . .   12
     SECTION 4.4    Protection of Trust Estate; Acknowledgment
                      of Pledge. . . . . . . . . . . . . . . . . . . . . .   13
     SECTION 4.5    Covenants of the Issuer and the Servicer . . . . . . .   13
     SECTION 4.6    Annual Statement as to Compliance;
                      Annual Opinion . . . . . . . . . . . . . . . . . . .   17
     SECTION 4.7    Information Provided to Rating Agency. . . . . . . . .   18
     SECTION 4.8    Delivery of Financial Statements . . . . . . . . . . .   18
     SECTION 4.9    Other Information. . . . . . . . . . . . . . . . . . .   19
     SECTION 4.10   Notice of Events of Default. . . . . . . . . . . . . .   19
     SECTION 4.11   Further Instruments and Acts . . . . . . . . . . . . .   20

                                      ARTICLE V
                              SATISFACTION AND DISCHARGE . . . . . . . . .   20
     SECTION 5.1    Satisfaction and Discharge of Indenture. . . . . . . .   20
     SECTION 5.2    Application of Trust Money . . . . . . . . . . . . . .   20

                                          i

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                                      ARTICLE VI
                                 DEFAULT AND REMEDIES. . . . . . . . . . .   20
     SECTION 6.1    Events of Default. . . . . . . . . . . . . . . . . . .   20
     SECTION 6.2    Acceleration of Maturity; Rescission and
                      Annulment; Remedies. . . . . . . . . . . . . . . . .   22
     SECTION 6.3    Other Remedies; Priorities . . . . . . . . . . . . . .   25
     SECTION 6.4    Limitation of Suits. . . . . . . . . . . . . . . . . .   26
     SECTION 6.5    Unconditional Rights of Noteholders To
                      Receive Principal and Interest . . . . . . . . . . .   27
     SECTION 6.6    Restoration of Rights and Remedies . . . . . . . . . .   27
     SECTION 6.7    Rights and Remedies Cumulative . . . . . . . . . . . .   28
     SECTION 6.8    Delay or Omission Not a Waiver . . . . . . . . . . . .   28
     SECTION 6.9    Control by Noteholders . . . . . . . . . . . . . . . .   28
     SECTION 6.10   Waiver of Past Defaults. . . . . . . . . . . . . . . .   28
     SECTION 6.11   Undertaking for Costs. . . . . . . . . . . . . . . . .   29
     SECTION 6.12   Action on Notes. . . . . . . . . . . . . . . . . . . .   29

                                     ARTICLE VII
                                THE INDENTURE TRUSTEE. . . . . . . . . . .   30
     SECTION 7.1    Duties of Indenture Trustee. . . . . . . . . . . . . .   30
     SECTION 7.2    Rights of Indenture Trustee. . . . . . . . . . . . . .   32
     SECTION 7.3    Indenture Trustee May Own Notes. . . . . . . . . . . .   33
     SECTION 7.4    Indenture Trustee's Disclaimer . . . . . . . . . . . .   33
     SECTION 7.5    Notice of Defaults . . . . . . . . . . . . . . . . . .   33
     SECTION 7.6    Reports by Indenture Trustee to Noteholders. . . . . .   33
     SECTION 7.7    Compensation; Indemnity. . . . . . . . . . . . . . . .   34
     SECTION 7.8    Replacement of Indenture Trustee . . . . . . . . . . .   34
     SECTION 7.9    Merger or Consolidation of Indenture Trustee . . . . .   35
     SECTION 7.10   Appointment of Co-Indenture Trustee or
                      Separate Indenture Trustee . . . . . . . . . . . . .   36
     SECTION 7.11   Eligibility; Disqualification. . . . . . . . . . . . .   37
     SECTION 7.12   Representations and Warranties of
                      Indenture Trustee. . . . . . . . . . . . . . . . . .   37
     SECTION 7.13   Indenture Trustee May Enforce Claims
                      Without Possession of Notes. . . . . . . . . . . . .   37
     SECTION 7.14   Suit for Enforcement . . . . . . . . . . . . . . . . .   37
     SECTION 7.15   Rights of Noteholders to Direct Indenture
                    Trustee. . . . . . . . . . . . . . . . . . . . . . . .   38

                                     ARTICLE VIII
                            NOTEHOLDERS' LISTS AND REPORTS . . . . . . . .   38
     SECTION 8.1    Indenture Trustee To Furnish Issuer Names
                      and Addresses of Noteholders . . . . . . . . . . . .   38
     SECTION 8.2    Preservation of Information; Communications
                      to Noteholders . . . . . . . . . . . . . . . . . . .   38

                                          ii

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                                      ARTICLE IX
                    COLLATERAL ACCOUNT, DISBURSEMENTS AND RELEASES . . . .   39
     SECTION 9.1    Collateral Account . . . . . . . . . . . . . . . . . .   39
     SECTION 9.2    Servicing Procedures . . . . . . . . . . . . . . . . .   40
     SECTION 9.3    Release of Trust Estate. . . . . . . . . . . . . . . .   42
     SECTION 9.4    Opinion of Counsel . . . . . . . . . . . . . . . . . .   42

                                     ARTICLE X
                               SUPPLEMENTAL INDENTURES . . . . . . . . . .   42
     SECTION 10.1   Purpose of Supplemental Indentures . . . . . . . . . .   42
     SECTION 10.2   Execution of Supplemental Indentures . . . . . . . . .   44
     SECTION 10.3   Effect of Supplemental Indenture . . . . . . . . . . .   44
     SECTION 10.4   Reference in Notes to Supplemental
                    Indentures . . . . . . . . . . . . . . . . . . . . . .   44

                                      ARTICLE XI
                          REDEMPTION AND REPURCHASE OF NOTES . . . . . . .   45
     SECTION 11.1   Optional Redemption. . . . . . . . . . . . . . . . . .   45
     SECTION 11.2   Repurchase at the Option of Noteholders. . . . . . . .   46
     SECTION 11.3   Mandatory Partial Redemption . . . . . . . . . . . . .   47
     SECTION 11.4   Purchase of Notes. . . . . . . . . . . . . . . . . . .   48
     SECTION 11.5   Application of Funds on Prepayment or Purchase . . . .   49

                                     ARTICLE XII
                                    MISCELLANEOUS. . . . . . . . . . . . .   49
     SECTION 12.1   Compliance Certificates and Opinions . . . . . . . . .   49
     SECTION 12.2   Form of Documents Delivered to Indenture Trustee . . .   50
     SECTION 12.3   Acts of Noteholders. . . . . . . . . . . . . . . . . .   50
     SECTION 12.4   Notices, etc., to Indenture Trustee, Issuer
                      and Rating Agency. . . . . . . . . . . . . . . . . .   51
     SECTION 12.5   Notices to Noteholders; Waiver . . . . . . . . . . . .   51
     SECTION 12.6   Alternate Payment and Notice Provisions. . . . . . . .   51
     SECTION 12.7   Effect of Headings and Table of Contents . . . . . . .   52
     SECTION 12.8   Successors and Assigns . . . . . . . . . . . . . . . .   52
     SECTION 12.9   Separability . . . . . . . . . . . . . . . . . . . . .   52
     SECTION 12.10  Benefits of Indenture. . . . . . . . . . . . . . . . .   52
     SECTION 12.11  Legal Holidays . . . . . . . . . . . . . . . . . . . .   52
     SECTION 12.12  Governing Law. . . . . . . . . . . . . . . . . . . . .   52
     SECTION 12.13  Counterparts . . . . . . . . . . . . . . . . . . . . .   53
     SECTION 12.14  Recording of Indenture . . . . . . . . . . . . . . . .   53
     SECTION 12.15  No Recourse. . . . . . . . . . . . . . . . . . . . . .   53
     SECTION 12.16  Access to Certain Documentation and Information
                      Regarding Pledged Contract Receivables . . . . . . .   53
     SECTION 12.17  Confidentiality. . . . . . . . . . . . . . . . . . . .   54
     SECTION 12.18  Surrender of Notes by Institutional Investors. . . . .   55
     SECTION 12.19  Collateral Sharing and Security Agreement. . . . . . .   55

                                         iii

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Schedule 1      -   Schedule of Payments of Principal of the Notes
Schedule 2      -   Closing Conditions
Schedule 3      -   [Intentionally Omitted]
Schedule 4      -   Schedule of Contracts and Monthly Payments
Schedule 5      -   Business Interruption Insurance
Schedule 6      -   Storage Facilities
Schedule 7      -   Eligible Obligors
Schedule 8      -   Schedule of Pledged Contract Receivables

Exhibit A       -   Form of Note
Exhibit B       -   [Intentionally Omitted]
Exhibit C       -   Form of Collateral Sharing and Security Agreement
Exhibit D       -   Undertaking Letter
Exhibit E       -   Form of Deed of Trust, Security Agreement and
                      Fixture Filing
Exhibit F       -   Form of Guarantee of FRGC
Exhibit G       -   Form of Guarantee of HIG

Appendix A      -   Defined Terms and Rules of Construction
Appendix B      -   Notice Addresses and Procedures

     INDENTURE, dated as of November 21, 1995, by and among HATTIESBURG GAS STORAGE COMPANY, a Delaware general partnership (the "Issuer"), HATTIESBURG INDUSTRIAL GAS SALES COMPANY, a Delaware corporation (the "Servicer") and CHEMICAL BANK, as trustee and not in its individual capacity (the "Indenture Trustee").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Noteholders:


                                   GRANTING CLAUSE

     The Issuer (and the Servicer with respect to clauses (a), (b) and (e) of this paragraph to the extent of its interest therein, if any) hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Noteholders, all of the Issuer's and the Servicer's, as the case may be, right, title and interest in, to and under (a) the Pledged Contract Receivables and all monies paid or to be paid thereon and due or to be due thereunder; (b) all guarantees, insurance and other agreements or arrangements of Obligors of whatever character to the extent supporting or securing payment of any Pledged Contract Receivable whether pursuant to the Contracts or otherwise; (c) all rights to distributions and other payments in respect of the Investor Certificates in an aggregate initial amount of $11,452,177.84 acquired by the Issuer on the Closing Date (the "Pledged Investor Certificate Rights"); (d) the Collateral Account and all funds on deposit therein from time to time; and
(e) all rights relating to or arising therefrom and all proceeds of any and all of the foregoing (collectively, the "COLLATERAL"), to secure the payment of principal and premium, if any, of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure all obligations under, and compliance with the provisions of, this Indenture, all as provided in this Indenture. This Indenture constitutes a security agreement under the UCC.

     The foregoing Grant includes all rights, powers and options (but none of the obligations, if any) of the Issuer and the Servicer under any agreement or instrument included in the Collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Pledged Contract Receivables included in the Collateral and all other monies payable under the Collateral, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Issuer, the Servicer or otherwise and generally to do and receive anything that the Issuer is or may be entitled to do or receive under or with respect to the Collateral.

     The Indenture Trustee, as trustee on behalf of the Noteholders, acknowledges such Grant and accepts the trusts under this Indenture in accordance with the provisions of this Indenture.

     In addition to the foregoing, the Issuer, the Servicer and FRGC have contemporaneously herewith granted to the Collateral Trustee, for the benefit of the Indenture Trustee and as security for the obligations of the Issuer and Servicer hereunder, a security interest in the Shared Collateral and Mortgage
Collateral pursuant to the Collateral Sharing and Security Agreement and the Mortgage.


                                      ARTICLE I
                      DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.1 DEFINITIONS. Certain capitalized terms used in this Indenture shall have the respective meanings assigned them in Part I of APPENDIX A to this Indenture. All references herein to "the Indenture" or "this Indenture" are to this Indenture as it may be amended, supplemented or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such APPENDIX A. All references herein to Articles, Sections, subsections and exhibits are to Articles, Sections, subsections and Exhibits contained in or attached to this Indenture unless otherwise specified. All terms defined in this Indenture shall have the defined meanings when used in any certificate, notice, Note or other document made or delivered pursuant hereto unless otherwise defined therein. The rules of construction set forth in
Part II of such APPENDIX A shall be applicable to this Indenture.


                                      ARTICLE II
                                      THE NOTES

     SECTION 2.1    FORM.

     (a) The Notes, with the Indenture Trustee's certificate of authentication, shall be substantially in the form set forth in EXHIBIT A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and with such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     (b) The Notes shall be issued in definitive, fully-registered form only. The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     (c) Each Note shall be dated the date of its authentication. The terms of the Notes as provided for in EXHIBIT A hereto are part of the terms of this Indenture.

     SECTION 2.2    EXECUTION, AUTHENTICATION AND DELIVERY.

     (a) Each Note shall be dated the date of its authentication, and shall be issuable as a registered Note in the minimum denomination of $1,000,000.

     (b) The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

     (c) Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

     (d) The Indenture Trustee shall upon Issuer Order authenticate and deliver to or upon the order of the Issuer, the Notes for original issue in aggregate principal amount of $36,474,020.00.

     (e) No Notes shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form set forth in EXHIBIT A, executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     SECTION 2.3    REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE OF
                    NOTES.

     (a) The Note Registrar shall cause to be kept the Note Register in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Issuer shall provide for the registration of the Notes and the registration of transfers and exchanges of the Notes. The Indenture Trustee shall initially be the Note Registrar for the purpose of registering the Notes and transfers of the Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor Note Registrar or, if it elects not to make such an appointment, assume the duties of the Note Registrar.

     (b) If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register. The Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof. The Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

     (c) Upon surrender for registration of transfer of any Note at the Corporate Trust Office of the Indenture Trustee or the Agency Office of the Issuer (and following the delivery, in the former case, of such Notes to the Issuer by the Indenture Trustee), the Issuer shall execute, the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of a like aggregate principal amount. If the Issuer requests, any transferee of a Note shall execute and deliver to the Indenture Trustee an Undertaking Letter in the form set forth in Exhibit D.

     (d) At the option of the Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee or the Agency Office of the Issuer (and following the delivery, in the former case, of such Notes to the Issuer by the Indenture Trustee), the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

     (e) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes transferred or exchanged.

     (f) Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee and the Note Registrar, duly executed by the Noteholder thereof or such Noteholder's attorney duly authorized in writing.

     (g) No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 10.4 not involving any transfer.

     (h) The preceding provisions of this Section 2.3 notwithstanding, the Issuer shall not be required to transfer or make exchanges, and the Note Registrar need not register transfers or exchanges, of Notes that (i) are being redeemed, or are required to be redeemed, pursuant to Article XI, if applicable; or (ii) are due for repayment in full, in each case, within 15 days of submission to the Corporate Trust Office or the Agency Office.

     SECTION 2.4    MUTILATED, DESTROYED, LOST OR STOLEN NOTES.

     (a) If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note (PROVIDED, that an Institutional Investor that is a Noteholder, or the nominee of which is a Noteholder, may provide its own written evidence of such destruction, loss or theft and such written evidence shall be deemed satisfactory evidence for such purpose), and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless (PROVIDED, that if the Noteholder is, or is a nominee for, an Institutional Investor with a claims-paying ability or long-term debt rating of at least investment grade or its equivalent, then an unsecured agreement of indemnity by such Institutional Investor shall be deemed satisfactory indemnity for such purpose), then, in the absence of notice to the Issuer or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon the Issuer's request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of a like aggregate principal amount; PROVIDED, HOWEVER, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable in full, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may make payment to the Noteholder of such destroyed, lost or stolen Note when so due or payable or upon the redemption date, if applicable, without surrender thereof.

     (b) If, after the delivery of a replacement Note or payment in respect of a destroyed, lost or stolen Note pursuant to subsection (a), any bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from
(i) any Person to whom it was delivered, (ii) the Person taking such replacement Note from the Person to whom such replacement Note was delivered or (iii) any assignee of such Person, except any bona fide purchaser, and the Issuer and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

     (c)  In connection with the issuance of any replacement Note under this
Section 2.4, the Issuer may require the payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     (d) Any duplicate Note issued pursuant to this Section 2.4 in replacement for any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time or be enforced by any Person, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     (e) The provisions of this Section 2.4 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 2.5 PERSONS DEEMED NOTEHOLDERS. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the Noteholder for the purpose of receiving payments of principal and premium, if any, of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

     SECTION 2.6    PAYMENT OF PRINCIPAL AND INTEREST.

     (a) Interest on Notes shall accrue in the manner set forth in EXHIBIT A at the Interest Rate, and such interest shall be payable on each Payment Date as specified in the form of Note set forth in EXHIBIT A. Any installment of interest payable on any Note shall be paid to the Person in whose name such Note is registered on the applicable Record Date.

     (b) Prior to the occurrence of an Event of Default and an acceleration in accordance with Section 6.2(a) or (b) the principal of the Notes shall be payable on each Payment Date as specified in the form of Note set forth in EXHIBIT A and SCHEDULE 1. Any instalment of principal payable on any Note shall be paid to the Person in whose name such Note is registered on the applicable Record Date.

     (c) With respect to any Payment Date on which the final instalment of principal and premium, if any, of and interest on the Notes is to be paid, the Indenture Trustee shall notify each Noteholder as of the Record Date for such Payment Date of the fact that the final instalment of principal and premium, if any, of and interest on the Notes is to be paid on such Payment Date. Such notice shall be sent on the Record Date in accordance with Section 12.5(a) and shall specify, subject to Section 12.18 hereof, that such final instalment shall be payable only upon presentation and surrender of Notes and shall specify the place where Notes may be presented and surrendered for payment of such instalment and the manner in which such payment shall be made. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 11.3. Within sixty days of the surrender pursuant to this
Section 2.6(c) or cancellation pursuant to Section 2.7 of all Notes, the Indenture Trustee shall provide the Rating Agency with written notice stating that all Notes have been surrendered or cancelled.

     (d) Any instalment of principal and premium, if any, or of interest on the Notes shall be paid (i) by wire transfer, in immediately available funds, to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Person shall have provided to the Issuer appropriate written instructions at least five Business Days prior to the Record Date for such payment or (ii) if clause (i) is not applicable, by check mailed first-class, postage prepaid to such Person's address as it appears in the Note Register on such Record Date.

     SECTION 2.7 CANCELLATION OF NOTES. All Notes surrendered for payment, redemption, exchange or registration of transfer shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.7, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be returned to it; PROVIDED, HOWEVER, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee. The Indenture Trustee shall certify to the Issuer that surrendered Notes have been duly cancelled and retained or destroyed, as the case may be.

     SECTION 2.8 TAX TREATMENT. The Issuer in entering into this Indenture, and the Noteholders, by acquiring any Note, (i) express their intention that the Notes qualify under applicable tax law as indebtedness secured by the Collateral, the Shared Collateral and Mortgage Collateral, and (ii) unless otherwise required by appropriate taxing authorities, agree to treat the Notes as indebtedness secured by the Collateral, the Shared Collateral and Mortgage Collateral for the purpose of federal income taxes, state and local income and franchise taxes, and any other taxes imposed upon, measured by or based upon gross or net income.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER
                                AND THE SERVICER

     SECTION 3.1 REPRESENTATIONS AND WARRANTIES AS TO THE RECEIVABLES AND CONTRACTS. Each of the Issuer and HIG (in its capacity as Servicer) hereby represents and warrants to the Indenture Trustee, for the benefit of the Noteholders, that as of the Closing Date (i) each Obligor is an Eligible Obligor, (ii) each Pledged Contract Receivable is an Eligible Receivable and
(iii) with respect to each Contract, each statement set forth in the definition of Eligible Receivable relating to the Contract is true and correct.

     SECTION 3.2 OTHER REPRESENTATIONS AND WARRANTIES. Each of the Issuer and HIG (in its capacity as Servicer and Operator) represents and warrants to the Indenture Trustee for the benefit of the Noteholders as of the Closing Date as follows:

          (a) HIG (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) has all licenses necessary to service the Pledged Contract Receivables pursuant to this Indenture,
     (iv) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect and (v) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect; HGSC (i) is a general partnership organized and existing under the laws of the State of Delaware, (ii) has the full partnership power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (iii) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) It (i) has the corporate or partnership power and authority to make, deliver and perform each Basic Note Document to which it is a party,
     (ii) has taken all necessary action to authorize the execution, delivery and performance of each Basic Note Document to which it is a party and
     (iii) has duly executed and delivered each Basic Note Document to which it is a party.

          (c) The execution, delivery and performance of each Basic Note Document to which it is a party will not violate any Requirement of Law or Contractual Obligation of it except for violations that would not have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien (other than Permitted Liens and Liens created by the Basic Documents) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          (d) Each Basic Note Document to which it is a party and each Contract constitutes the legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (e) It has good and marketable title to the Pledged Contract Receivables, free of any Lien other than the Lien pursuant to this Indenture; and, upon execution and delivery of this Indenture by the parties hereto, the Indenture Trustee shall have all of the right, title and interest of the Issuer and the Servicer, as the case may be, in, to and under, and a first priority perfected security interest in, the Trust Estate free of any Lien other than Permitted Liens and Liens created pursuant to the Basic Documents.

          (f) Each of the audited consolidated balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows of FRGC for each of the two fiscal years ended December 31, 1993 and 1994, and the two fiscal years ended December 31, 1993 and 1992, the audited consolidated balance sheet of FRGC as of June 19, 1995, the unaudited consolidated balance sheet, statement of operations and statement of cash flows of FRGC for the three-month period ended March 31, 1995, and the unaudited consolidated balance sheet and statement of operations of FRGC for the nine-month period ended September 30, 1995, respectively, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except for the unaudited financial statements which are subject to normal year-end adjustments and purchase price adjustments as a result of Crystal's acquisition of FRGC and which do not contain footnote disclosures) and each fairly presents the consolidated financial position of FRGC and its Subsidiaries at the respective dates thereof and the consolidated results of their operations and changes in cash flows for the periods indicated.

          (g) Since June 19, 1995, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

          (h) No proceeds of the issuance of any Notes will be used by it to purchase or carry any margin stock (as defined in Regulations U and G of the Board of Governors of the Federal Reserve System, as in effect from time to time). It is in compliance with all applicable regulations of the Board of Governors of the Federal Reserve System (including, without limitation, Regulations U and G with respect to "margin stock").

          (i) None of the FRGC Parties is an "investment company" within the meaning of, or subject to regulation under, the Investment Company Act of 1940 and the rules and regulations thereunder.

          (j) Each of Crystal and the FRGC Parties has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and have paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on its books), except where the failure to file or to pay such taxes, fees or other charges would not, individually or in the aggregate, have a Material Adverse Effect; no tax Lien has been filed, and, to its knowledge, no claim is being asserted, with respect to any such tax, fee or other charge, except for such claims which would not, individually or in the aggregate, have a Material Adverse Effect. Except for the Federal income tax liabilities of FRGC, which have been determined through 1991, the Federal income tax liabilities of the FRGC Parties have not been finally determined by the Internal Revenue Service for any period.

          (k) It has good record and indefeasible title in fee simple to, or a valid leasehold interest in, or other valid right to use, all its real property, and good title to, or a valid leasehold interest in, or other valid right to use, all its other property, and none of such property is subject to any Lien other than (i) Permitted Liens and (ii) the Liens created pursuant to the Basic Documents.

          (l) It is not in default under or with respect to any of its Contractual Obligations except for such defaults which, individually or in the aggregate, would not have a Material Adverse Effect.

          (m) It has previously delivered to the Indenture Trustee true and correct copies of each Contract (including any amendments thereto); and the terms other than price, volumes and payment dates of the Contracts as they relate to the Purchased Contract Receivables are the same in all material respects as the terms set forth in the Contracts attached to the Private Placement Memorandum with respect to the offer and sale of the Investor Certificates.

          (n) It has not within the last twelve months made any transfer or incurred any obligation with actual intent to hinder, delay or defraud any entity to which it was or may become indebted and it has not transferred any material property without receiving reasonably equivalent value for any such transfer or obligation. Both immediately prior to and immediately after the transactions occurring on the Closing Date, (i) the fair value of its assets at a fair valuation exceeds its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair salable value of its property is greater than the amount that will be required to pay its probable liability on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (iii) it is reasonably expected to be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) it will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. For all purposes of clauses (i) through (iv) above, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (o)  Except for any other FRGC Party, it has no Subsidiaries.

          (p) The Servicer has in place procedures pursuant to the Basic Note Documents that are either necessary or advisable to ensure the timely collection of the Pledged Contract Receivables.

          (q) The Servicer has in force business interruption insurance with respect to the Storage Facilities as described in Schedule 5 hereto (the "Business Interruption Insurance").

          (r) The office at which it keeps its records concerning the Pledged Contract Receivables is located at 229 Milam Street, Shreveport, Louisiana 71101. Since June 19, 1995, its chief executive office has been located at 229 Milam Street, Shreveport, Louisiana 71101 and is the place where it is "located" for the purposes of Section 9-103(3)(d) of the UCC of each jurisdiction the laws of which govern the transfer of the Pledged Contract Receivable hereunder. From January 1, 1995 until June 19, 1995, its chief executive office was "located" in Dallas, Texas for the purposes of
     Section 9-103(3)(d) of the UCC as in effect in the State of Texas. The taxpayer identification number of HGSC is 75-2316407 and of HIG is 75-2051721.

          (s) Its legal name is as set forth in this Indenture. It has no trade names, fictitious names, assumed names or "doing business as" names.

          (t) Schedule 8 accurately sets forth the amounts scheduled to come due after the Cut-off Date with respect to the Pledged Contract Receivables.

          (u) No action, claim or proceeding is pending and, to its knowledge, no investigation is pending or threatened that would adversely affect the payment or enforceability of the Pledged Contract Receivables.

          (v) No consents or filings with any Governmental Authority or approvals by any Governmental Authority that have not been made or obtained are required for the execution, delivery and performance of the Basic Note Documents to which it is a party.

          (w) There are no pending or, to its knowledge, threatened actions, suits or proceedings against any FRGC Party that would adversely affect the transactions contemplated by the Basic Note Documents to which it is a party, and there is no injunction, writ, restraining order or other similar order in effect that adversely affects any of the FRGC Parties' performance of the agreements and transactions contemplated by the Basic Note Documents to which it is a party.

          (x) All of the FRGC Parties' pension and profit sharing plans have been fully funded in accordance with the applicable FRGC Parties' obligations.

          (y) Each Contract is a legal, valid and binding obligation and contract, as the case may be, of the FRGC Party thereto, enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except as to any material provision of any Contract the lack of enforceability of which would not affect the enforceability of the payment obligations of the Obligors thereunder in respect of any Pledged Contract Receivable.

          (z) Since September 30, 1995, except on the Closing Date from the net proceeds from the sale of the Notes and the Investor Certificates, none of the FRGC Parties has made a Restricted Payment.

          (aa) The projected distributions with respect to the Pledged Investor Certificate Rights are sufficient to pay the interest obligations with respect to the Notes through July 2000.

          The representations and warranties set forth in this Article III shall survive the initial issuance of the Notes.


                                   ARTICLE IV
                                    COVENANTS

     SECTION 4.1 PAYMENT OF PRINCIPAL AND INTEREST. The Issuer shall duly and punctually pay the principal and premium, if any, of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Any payment of principal and premium, if any, of or interest on the Notes may be reduced by amounts, if any, required to be withheld under the Code. Any amounts so withheld shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

     SECTION 4.2 MAINTENANCE OF AGENCY OFFICE. As long as any of the Notes remains Outstanding, the Issuer shall maintain in the Borough of Manhattan, The City of New York, an office (the "Agency Office"), being an office or agency where Notes may be surrendered to the Issuer for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of the Agency Office. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

     SECTION 4.3    MONEY FOR PAYMENTS TO BE HELD IN TRUST.

     (a) All payments of amounts due and payable with respect to any Notes that are to be made from the Collateral Account pursuant to Section 9.1(d) shall be made on behalf of the Issuer by the Indenture Trustee, and no amounts so withdrawn from the Collateral Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 4.3 or Section 9.1.

     (b) The Issuer and the Indenture Trustee shall comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     (c) Subject to applicable laws with respect to escheat of funds, any money held by or on behalf of the Indenture Trustee for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be returned to the Issuer on Issuer Request; and the Noteholder shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Indenture Trustee, before being required to make any such payment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such payment (including, but not limited to, mailing notice of such payment to Noteholders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee, at the last address of record for each such Noteholder).

     SECTION 4.4 PROTECTION OF TRUST ESTATE; ACKNOWLEDGMENT OF PLEDGE. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, amendments thereto, continuation statements, assignments, certificates, instruments of further assurance and other instruments as may be determined to be necessary or advisable in an Opinion of Counsel to the Indenture Trustee to:

            (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture, the Mortgage and the Collateral Sharing and Security Agreement or carry out more effectively the purposes hereof including:

               (w) by making the necessary filings of financing statements or amendments thereto within sixty days after the occurrence of, and by promptly notifying the Indenture Trustee of, any of the following: (A) any change in the Issuer's name, (B) any change in the location of the Issuer's principal place of business and (C) any merger or consolidation or other change in the Issuer's identity or organizational structure;

               (x) by delivering the Pledged Investor Certificates to the Indenture Trustee, together with a duly executed blank assignment; and

               (y) by delivering immediately upon receipt thereof any instrument evidencing or constituting part of the Collateral, together with a duly executed blank assignment;

           (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

          (iii) enforce the rights of the Indenture Trustee and the Noteholders in any of the Collateral;

           (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all Persons and parties; or

            (v) maintain or preserve the lien and security interest (and the priority thereof) of the Collateral Sharing and Security Agreement and the Mortgage and the benefits contemplated thereunder with respect to the Noteholders.

     SECTION 4.5 COVENANTS OF THE ISSUER AND THE SERVICER. Until such time as there are no Notes Outstanding, each of the Issuer and HIG (in its capacity as Servicer and Operator) covenants, for the benefit of the Indenture Trustee and the Noteholders, as follows:

            (i) it will not voluntarily or involuntarily terminate or permit the termination of, or take any action which would permit the Obligors to terminate, any of the Contracts;

           (ii) it will not voluntarily or involuntarily take any action (including, without limitation, by agreeing to any amendment, modification or waiver of any provision of any Contract which would result in the reduction, or change the terms, of the Pledged Contract Receivables) which would permit the Obligors to reduce or adversely affect their obligations under the Pledged Contract Receivables, including, without limitation, by way of setoff or otherwise;

          (iii) it will not, without the consent of the Indenture Trustee at the direction of the Majority Noteholders, consent to an assignment by an Obligor which releases such Obligor from its obligations with respect to a Pledged Contract Receivable;

           (iv) it will operate the Storage Facilities in a good and prudent manner, consistent with its historical practices;

            (v) it will perform its obligations under the Contracts in all material respects;

           (vi) except for Indebtedness to Crystal or an Affiliate of Crystal to be repaid at Closing, other than the Notes and the obligations relating thereto, it will not incur, assume or become liable for any Indebtedness, or assume or guarantee any Indebtedness of any Person;

          (vii) it will not voluntarily or involuntarily create, grant or permit to exist any Liens on any of its property or assets other than
     (1) Permitted Liens, (2) Liens in the form of sales or leases of assets permitted pursuant to Section 4.5(xv) and (3) Liens created pursuant to any of the Basic Documents as executed and delivered at the closing of the transactions contemplated hereby;

         (viii) it will not expand or make any material additions or capital improvements to the Storage Facilities that would result in a reduction in the contractual rates for the Pledged Contract Receivables provided under the Contracts;

           (ix) it will not enter into contracts with respect to the Storage Facilities which (1) would prohibit or otherwise impose any material cost on the Indenture Trustee in selling or foreclosing on the Storage Facilities after an Event of Default or (2) would bind a subsequent purchaser of the Storage Facilities acquired in a foreclosure or sale unless the receivables under such contracts in the case of clause (2) are assigned as additional security to the Trust and the Indenture Trustee pursuant to the Collateral Sharing and Security Agreement;

            (x) it will not engage in any business other than (w) the operation of the Storage Facilities, (x) the provision of transportation and storage services relating to or in connection with the Storage Facilities, (y) any expansion or additions to the Storage Facilities or its operations or to the transportation and storage services provided in connection with the Storage Facilities or (z) the provision of management or operational services for other Persons at facilities located in the Petal Dome area in Mississippi provided that such management and operational services would not have a Material Adverse Effect, it being understood that the Seller or the Servicer may, subject to the foregoing limitations and the other provisions of this Indenture, increase the storage capacity of the Storage Facilities, expand or leach new caverns on or under the property where the Storage Facilities are currently located (it being understood that no storage facilities outside such location will be acquired by it), construct, acquire or expand new or existing pipelines and related equipment which may connect directly or indirectly to the Storage Facilities or enhance the services provided at the Storage Facilities and enter into joint ventures and partnerships with respect to the storage, transportation or delivery of natural gas and other hydrocarbons to the extent that such joint ventures and partnerships do not create a Lien on the Storage Facilities and are reasonably related to the operations of the Storage Facilities;

           (xi) except as expressly contemplated by the Basic Note Documents, the Servicer will service the Pledged Contract Receivables in accordance with its historical practices and policies;

          (xii) it will maintain its corporate existence separate and apart from any other entity except that, subject to the terms of the Trust Agreement, any of FRGC, the Servicer and HGSC may merge with each other and HGSC may liquidate and dissolve as long as (1) either FRGC or HIG holds individually or together the assets of HGSC immediately following the liquidation, (2) no Default or Event of Default would exist following any such action and (3) any successor entity in any such action explicitly assumes the liabilities of its predecessor entity (and a copy of any such assumption agreement is delivered to the Noteholders and the Indenture Trustee);

         (xiii) it will (1) comply with all Requirements of Law, (2) perform its Contractual Obligations and (3) promptly pay its taxes and other liabilities as they become due and payable except, in each case, for such non-compliance, non-performance or non-payment which would not, individually or in the aggregate, have a Material Adverse Effect;

          (xiv) it will maintain Business Interruption Insurance (which shall name the Indenture Trustee as loss payee thereunder in respect of its interests in the Pledged Contract Receivables) of the type and in the amount set forth in Schedule 5 hereto and to the extent such insurance is not available on a reasonable basis or sufficient to cover all Force Majeure Events under a Contract for the entire time that such Force Majeure Event exists, it will self insure against such Force Majeure Event;

           (xv) an FRGC Party will at all times own all the material assets constituting the Storage Facilities; PROVIDED, however, this provision will not restrict the sale of movable equipment that is not necessary for the operation of the Storage Facilities, sales and loans of base gas in the ordinary course of business and modifications and terminations of the leases and other agreements that would not have a Material Adverse Effect;

          (xvi) subject to the limitations of clause (xvii) of this Section 4.5 and except for the payment of dividends on shares of its capital stock, distributions with respect to its partnership interests, repurchases of shares of its capital stock, issuances of new classes or series of its capital stock, the lending of funds to Crystal or any of its Affiliates, the lending or borrowing of funds between or among the FRGC Parties or other transactions between or among the FRGC Parties, it will not engage in any material transaction with an Affiliate that is not on substantially the same terms as would reasonably be expected to be obtained on an arm's length basis with an unaffiliated third party;

         (xvii) except on the Closing Date from the net proceeds from the sale of the Notes and the Investor Certificates, it will not (x) make any payment in respect of any Indebtedness owed to Crystal to the extent any such Indebtedness may subsequently be permitted with the consent of the Majority Noteholders in accordance with the terms of this Indenture, or make any loan or advances of any amounts to Crystal, or make any payments in respect of any tax sharing arrangement or (y) permit FRGC (or any other Person that succeeds to FRGC's ownership of the Issuer or HIG) to take any such action or to pay any dividend on, or purchase or otherwise redeem or acquire any shares of FRGC's capital stock or options, warrants or rights to subscribe for capital stock or securities convertible or exchangeable for shares of capital stock (any of the foregoing in clauses (x) or (y), a "RESTRICTED PAYMENT"); provided that it or FRGC may make any such Restricted Payment at any time (the date of any such Restricted Payment, a "RESTRICTED PAYMENT DATE") if immediately after, and after giving effect to, the payment of such Restricted Payment on such Restricted Payment Date, the aggregate amount of all Restricted Payments made by all FRGC Parties to all Persons other than an FRGC Party since the Closing Date would not exceed the sum of (i) subject to the further proviso set forth below, all cash equity contributions made to an FRGC Party by Crystal or any other Affiliate (other than an FRGC Party) from and after June 30, 1995, (ii) all cash payments of principal and interest on Indebtedness owed to FRGC made by any Affiliates of FRGC (other than Subsidiaries of FRGC) and made within six months prior to the applicable Restricted Payment Date and (iii) the Specified Percentage (as defined below) of the Consolidated Net Income of FRGC since June 30, 1995 (after adding back all charges, accruals and provisions for income taxes or charges in lieu of income taxes and deducting all income taxes actually paid by an FRGC Party and all consolidated losses of the FRGC Parties since such date); PROVIDED, FURTHER, that at such times as the Fixed Charge Coverage Test (as defined below) is not satisfied, equity contributions set forth in clause (i) above may not be included in determining the aggregate amount of Restricted Payments which may be made on any Restricted Payment Date to the extent that such contributions were received by FRGC more than six months prior to the applicable Restricted Payment Date. The term "SPECIFIED PERCENTAGE" shall mean (A) 85%, if none of the Pledged Contract Receivables are then delinquent by more than 30 days or in default (including with respect to which the related Obligor is subject to an Insolvency Event) and neither the Issuer nor the Servicer is in default under any of the covenants set forth in this Section 4.5 and no other Default or Event of Default exists or would exist after giving effect to any such Restricted Payment, and
     (B) 0%, in all other cases. The "FIXED CHARGE COVERAGE TEST" shall be deemed to be satisfied at any time if (and only if) the ratio of
     (A) Consolidated Cash Flow Available for Fixed Charges for the period of four consecutive fiscal quarters of FRGC most recently ended at such time to (B) Consolidated Fixed Charges for such period, is greater than 1 to 1;

        (xviii) neither it nor any other FRGC Party will enter into a tax sharing arrangement that would require the payment of taxes by the FRGC Parties greater than that which would be required to be paid by the FRGC Parties as a consolidated group absent the existence of the tax sharing agreement; and

          (xix)  it will not enter into any speculative hedge contracts.

     SECTION 4.6    ANNUAL STATEMENT AS TO COMPLIANCE; ANNUAL OPINION.

     (a) The Servicer and Issuer shall deliver to the Indenture Trustee, each Noteholder and the Rating Agency, on or before March 31 of each year, beginning March 31, 1996, an officer's certificate signed by the President or any Vice President of the Servicer and by an Authorized Officer of the Issuer, dated as of such date, stating that (i) a review of the activities of the Servicer or the Issuer, as the case may be, during the prior calendar year (or, with respect to the first such certificate, such period as shall have elapsed from the Closing Date to the end of the prior calendar year) and of its performance under this Indenture and the other Basic Note Documents has been made under such officer's supervision and (ii) to such officer's knowledge, based on such review, the Servicer or the Issuer, as the case may be, has fulfilled in all material respects all its obligations under this Indenture and the other Basic Note Documents throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and remedies therefor being pursued.

     (b) The Servicer shall deliver to the Indenture Trustee and each Noteholder not later than 55 days after the end of each fiscal quarter beginning with the fiscal quarter ending December 31, 1995, a certificate setting forth the status of each Pledged Contract Receivable, including identifying any Pledged Contract Receivable that is not current and the age of such Pledged Contract Receivable and the actions being taken to collect on such past due Pledged Contract Receivable.

     (c) The Servicer shall send to each Noteholder the Servicer's Certificate furnished to the Owner Trustee pursuant to Section 5.2(b) of the Trust Agreement at the same time such certificate is sent to the Owner Trustee.

     (d) The Servicer shall deliver to the Indenture Trustee, on or before April 30 of each year, beginning in 1997, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Pledged Contract Receivables and to preserve and protect the interest of the Collateral Trustee in the Shared Collateral and the Mortgage Collateral, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no further action is necessary to preserve and protect such interest. The Issuer shall also deliver to the Indenture Trustee, within 45 days after any change in location of the Issuer's chief executive office, stating that in the opinion of such counsel all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Indenture Trustee in the Pledged Contract Receivables and to preserve and protect the interest of the Collateral Trustee in the Shared Collateral and Mortgage Collateral, and reciting the details of such filings or referring to prior opinions in which such details are given.

     SECTION 4.7 INFORMATION PROVIDED TO RATING AGENCY. In addition to receiving any information or documents required to be delivered to the Rating Agency pursuant to any Basic Document, the Rating Agency may request in writing to the Servicer, and the Servicer shall deliver, reasonable additional information necessary to the Rating Agency to monitor the Notes. Promptly, but in no event later than five Business Days, after obtaining knowledge of an Insolvency Event with respect to any FRGC Party, the Servicer shall deliver to the Rating Agency (with a copy to the Noteholders and the Indenture Trustee) notice of such Insolvency Event. The Servicer agrees to maintain and pay for the retention of the Rating Agency pursuant to the agreement between Crystal and the Rating Agency dated August 31, 1995. Failure by the Servicer to comply with the terms of this Section 4.7 shall constitute a default hereunder only of the Servicer and the sole remedy available to the Indenture Trustee shall be replacement of the Servicer as provided in Section 6.2.

     SECTION 4.8    DELIVERY OF FINANCIAL STATEMENTS.

     The Issuer shall furnish to the Indenture Trustee, each Noteholder and the Rating Agency:

            (i) as soon as available, but in any event not later than 105 days after the end of each fiscal year of FRGC ending on or after December 31, 1995, the consolidated balance sheet of FRGC and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of earnings and retained earnings and cash flow statements, each of which shall be audited by a nationally recognized accounting firm; and

           (ii) as soon as available, but in any event not later than 55 days after the end of each of the first three quarterly periods of each fiscal year of FRGC beginning with the first fiscal quarter of 1996, the unaudited consolidated balance sheet of FRGC and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of earnings and retained earnings and cash flow statements of FRGC and its consolidated Subsidiaries for such quarter, and the portion of the fiscal year through the end of such quarter;

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal quarter or fiscal year, as the case may be, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly or annual financial statements generally; provided that footnote disclosure shall not be required for quarterly financial statements. The quarterly and annual financial statements shall be certified by a Responsible Officer of FRGC that such consolidated statements fairly present the financial condition of FRGC and its consolidated Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated, subject, in the case of interim statements, to changes resulting from audit and normal year-end adjustment. The annual financial statements shall also be accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of FRGC and its Subsidiaries and their results of operations and cash flows and, except as set forth therein, have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for the opinion in the circumstances.

     SECTION 4.9    OTHER INFORMATION.

     (a) The Servicer and the Seller agree to provide to the Indenture Trustee and each Noteholder, with reasonable promptness, such additional data and information as may be reasonably requested relating to the business, operations, affairs, financial condition, assets and properties of the FRGC Parties, the Contracts and the ability of any of the FRGC Parties to perform their respective obligations under any of the Basic Note Documents.

     (b) The Servicer shall furnish to the Indenture Trustee and each Noteholder within five Business Days of the filing thereof a copy of each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on
Form 8-K that may be filed by Crystal with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, for so long as Crystal shall be subject to such filing obligations or until such earlier date that FRGC shall cease to be a Subsidiary of Crystal.

     SECTION 4.10 NOTICE OF EVENTS OF DEFAULT. The Issuer shall furnish to the Indenture Trustee, each Noteholder and the Rating Agency, promptly, and in any event within five days, after obtaining knowledge of the occurrence of any Event of Default hereunder or any Insolvency Event with respect to any FRGC Party, a written notice specifying the nature and existence thereof and what action the applicable FRGC Party is taking or proposes to take with respect thereto.

     SECTION 4.11 FURTHER INSTRUMENTS AND ACTS. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                    ARTICLE V
                           SATISFACTION AND DISCHARGE

     SECTION 5.1 SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall cease to be of further effect with respect to the Notes except as to:
(i) rights of registration of transfer and exchange; (ii) substitution of mutilated, destroyed, lost or stolen Notes; (iii) rights of Noteholders to receive payments of principal and premium, if any, thereof and interest thereon;
(iv) Sections 4.1, 4.2 and 4.3(b) and (c); (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 7.7 and the obligations of the Indenture Trustee under Section 5.2); and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, and the release of all Collateral hereunder and all rights to any collateral under the Collateral Sharing and Security Agreement or the Mortgage, if all Notes theretofore authenticated and delivered (other than (1) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.4 and
(2) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.3) have been delivered to the Indenture Trustee for cancellation.

     SECTION 5.2 APPLICATION OF TRUST MONEY. All monies deposited with the Indenture Trustee pursuant to Section 5.1 shall be held in trust for the Noteholders and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment of all sums due and to become due thereon for principal and premium, if any, and interest, but such monies need not be segregated from other funds except to the extent required herein or by applicable law.


                                   ARTICLE VI
                              DEFAULT AND REMEDIES

     SECTION 6.1 EVENTS OF DEFAULT. For the purposes of this Indenture, "Event of Default" wherever used herein, means any one of the following events:

          (a) failure to pay any principal or premium, if any, of or interest on any Note as and when the same becomes due and payable (including, without limitation on any redemption date), and such default shall continue unremedied for a period of five (5) days; or

          (b) any of the representations and warranties made by the Issuer or the Servicer in Sections 3.1 and 3.2 or by any FRGC Party in any Basic Note Document shall be false in any material respect when made, and such default shall continue or not be cured or remedied for a period of thirty (30) days after the earlier of (i) an Executive Officer of any FRGC Party obtaining actual knowledge of such default and (ii) the Issuer, the Servicer or the FRGC Party, as the case may be, receiving a written notice from the Indenture Trustee or any Noteholder, specifying such default, demanding that it be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (c) default in the observance or performance in any respect of any covenant or agreement of the Issuer or the Servicer made in this Indenture or by any FRGC Party under any Basic Note Document (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with elsewhere in this Section 6.1), and such default shall continue or not be cured or remedied for a period of thirty (30) days after the earlier of (i) an Executive Officer of any FRGC Party obtaining actual knowledge of such default and (ii) the Issuer, the Servicer or the FRGC Party, as the case may be, receiving a written notice from the Indenture Trustee or any Noteholder, specifying such default, demanding that it be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (d) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of any FRGC Party or any substantial part of the Trust Estate, the Shared Collateral or the Mortgage Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any FRGC Party or for any substantial part of the Trust Estate or the collateral under the Collateral Sharing and Security Agreement or the Mortgage, or ordering the winding-up or liquidation of any FRGC Party's affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or

          (e) the commencement by any FRGC Party of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by any FRGC Party to the entry of an order for relief in an involuntary case under any such law, or the consent by any FRGC Party to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any FRGC Party or for any substantial part of the Trust Estate, the Shared Collateral or the Mortgage Collateral, or the making by any FRGC Party of any general assignment for the benefit of its creditors, or the failure by any FRGC Party generally to pay its debts as such debts become due, or the taking of action by any FRGC Party in furtherance of any of the foregoing; or

          (f) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against one or more of the

     FRGC Parties and which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay.

The Issuer shall deliver to the Indenture Trustee and each Noteholder, within three Business Days after learning of the occurrence thereof, written notice in the form of an Officer's Certificate of any Default under Section 6.1(b) or (c), its status and what action the Issuer is taking or proposes to take with respect thereto.

     SECTION 6.2    ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT;
REMEDIES.

     (a) If an Event of Default described in clause (d) or (e) of Section 6.1 (other than the failure by the Issuer generally to pay its debts as such debts become due or the taking of action by the Issuer in furtherance of such event) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default should occur and be continuing, then and in every such case (except in the case of a Default under clause (b) or (c) of Section 6.1 which relates to one or more specific Contracts or Pledged Contract Receivables, in which case the provisions of Section 11.3 shall be applicable and, subject to the rights set forth in Sections 6.2(d) and (f), which shall be the sole remedy with respect to such Default) unless the principal amount of the Notes shall have already become due and payable, either the Indenture Trustee or the Noteholders representing the Majority Noteholders may, and at the direction of the Majority Noteholders, the Indenture Trustee shall, declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by the Noteholders) setting forth the Event of Default or Events of Default, and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of payment, shall become immediately due and payable; PROVIDED, HOWEVER, that if any such Event of Default or Events of Default were the result of an action taken by the Issuer or the Servicer that was intended by such Person to cause an acceleration of the Notes (with the Issuer or the Servicer being presumed for the purposes of this Section 6.2(b) to have intended any action that was reasonably within the ability or control of any FRGC Party to avoid or prevent), then the amount due on the Notes shall include the Basic Make-Whole Premium.

     (c) At any time after such acceleration of maturity of the Notes has been made and before a judgment or decree for payment of the money due thereunder has been obtained by the Indenture Trustee as hereinafter provided in this
Article VI, the Majority Noteholders, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such acceleration and its consequences; PROVIDED that no such rescission and annulment shall extend to or affect any subsequent or other Default or impair any right consequent thereto; and PROVIDED, FURTHER, that if the Indenture Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason, or such proceedings shall have been determined adversely to the Indenture Trustee, then in every such case, the Indenture Trustee, the Issuer and the Noteholders, as the case may be, shall be restored to their respective former positions and rights hereunder, and all rights, remedies and powers of the Indenture Trustee, the Issuer and the Noteholders, as the case may be, shall continue as though no such proceedings had been commenced.

     (d) The Issuer hereby confirms its appointment of HIG as Operator of the Storage Facilities on behalf of the Issuer. In addition to, and not in limitation of any other remedies the Indenture Trustee may have hereunder or under applicable law, in the event the Issuer or HIG breaches any of the covenants set forth in the Basic Note Documents (but only to the extent such covenant relates to the operation of the Storage Facilities), and such breach is not remedied or cured within 45 calendar days of receipt of written notice thereof from the Indenture Trustee, or in the event there shall have occurred and be continuing an Insolvency Event with respect to HIG, HIG agrees if requested pursuant to the provisions of the Collateral Sharing and Security Agreement to resign as Operator and HIG and HGSC agree that a substitute operator of the Storage Facilities may be engaged by the Collateral Trustee pursuant to Section 13 of the Collateral Sharing and Security Agreement.

     (e) In the event HIG shall breach any of the covenants in the Basic Note Documents (but only to the extent such covenant relates to the servicing of the Pledged Contract Receivables) and such breach shall be continuing and shall not be remedied or cured within 45 calendar days of receipt of written notice thereof from the Indenture Trustee or any Noteholder, or in the event there shall have occurred and be continuing an Insolvency Event with respect to HIG, the Indenture Trustee or the Majority Noteholders by notice given in writing to the Servicer may, in addition to the other rights and remedies available in a court of law or equity to damages, injunctive relief and specific performance (which other rights and remedies shall not be available in the case of a breach of Section 4.7), terminate all of the rights and obligations of the Servicer under this Indenture or appoint a successor servicer, and HIG agrees to pay the reasonable fees and expenses of such successor servicer. Unless otherwise provided in the notice, on or after receipt by HIG of such written notice, all authority and power of the Servicer under this Indenture shall pass to and be vested in the Indenture Trustee pursuant to and under this Section 6.2(e). The Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of HIG, as prepared by and at the expense of HIG, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. In such case, HIG agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of HIG as Servicer under this Indenture. Unless otherwise provided in the notice, on and after the time the Servicer receives a notice of termination pursuant to this Section 6.2(e), the Indenture Trustee shall appoint a successor servicer, who shall succeed to the Servicer in its capacity as servicer under this Indenture and the transactions set forth or provided for in this Indenture, and shall be subject to all the responsibilities, restrictions, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Indenture; PROVIDED, HOWEVER, that the predecessor servicer shall remain liable for, and the successor servicer shall have no liabilities for, any indemnification obligations of the Servicer arising as a result of acts, omissions or occurrences during the period in which the predecessor servicer was the Servicer; and PROVIDED, FURTHER, that HIG shall remain liable for all such indemnification obligations of the Servicer without regard to whether it is still Servicer hereunder.

     (f)  If the Issuer shall fail forthwith to pay any amounts due under this
Section 6.2 upon demand, the Indenture Trustee, in its own name and as trustee of an express trust (and at the expense of the Issuer), may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer, any guarantor hereof or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer, any guarantor hereof or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable. In addition, in any such case, the Indenture Trustee, in its own name and as trustee of an express trust, may cause the Collateral Trustee to exercise any right or remedy or other action permitted to be taken by the Collateral Trustee pursuant to the terms and conditions of the Collateral Sharing and Security Agreement and the Mortgage.

     (g) If an Event of Default occurs and is continuing, the Indenture Trustee may, and at the direction of the Majority Noteholders shall, as more particularly provided in Section 6.3, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture, the other Basic Note Documents or by applicable law.

     (h) If there shall be pending, relative to the Issuer, any guarantor hereof or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, the Shared Collateral or the Mortgage Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer, other obligor or such other Person upon the Notes, or to the creditors or property of the Issuer, other obligor or such other Person, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by acceleration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 6.2, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

          (i) to file and prove a claim or claims for the entire amount of the unpaid principal and premium, if any, and interest owing in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

         (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

        (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

         (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer or such other obligor or Person, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, if the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor trustee, except as a result of negligence or bad faith on the part of the Indenture Trustee.

     (i) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (j) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

     SECTION 6.3    OTHER REMEDIES; PRIORITIES.

     (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following:

          (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then due and payable on the Notes or under this Indenture with respect thereto, whether by acceleration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

         (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

        (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders;

         (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law or elect to have the Issuer maintain possession of the Pledged Contract Receivables and continue to apply collections on such Pledged Contract Receivables as if there had been no acceleration; and

          (v) cause the Collateral Trustee to (x) institute Proceedings from time to time for the complete or partial foreclosure of the Shared Collateral and the Mortgage Collateral under the Collateral Sharing and Security Agreement and the Mortgage or (y) exercise any other right or remedy or take any other action permitted to be taken by the Collateral Trustee following such Event of Default;

PROVIDED, HOWEVER, that the Indenture Trustee may not take an action or request the Collateral Trustee to take an action with respect to the Shared Collateral or the Mortgage Collateral unless it shall have complied with the terms and conditions of the Collateral Sharing and Security Agreement.

     (b) If the Indenture Trustee collects any money or property pursuant to this Article VI, it shall pay out or deposit such money or property in the following order:

          FIRST:  to the Indenture Trustee for amounts due under Section 7.7;

          SECOND:  to the Collateral Account, for distribution pursuant to
     Article IX; and

          THIRD: after all sums due under the Notes and the other Basic Note Documents have been paid in full, to the Issuer.

     SECTION 6.4 LIMITATION OF SUITS. No Noteholder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

         (ii) Noteholders representing not less than 25% of the Outstanding Amount of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

        (iii) such Noteholder has offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

         (iv) the Indenture Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

          (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 30-day period by the Majority Noteholders;

it being understood and intended that no Noteholder shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable (on the basis of the respective aggregate amount of principal, premium, if any, and interest, respectively, due and unpaid on the Notes held by each Noteholder) and common benefit of all Noteholders.
For the protection and enforcement of the provisions of this Section 6.4, each and every Noteholder shall be entitled to such relief as can be given either at law or in equity.

          If the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than the Majority Noteholders, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

     SECTION 6.5 UNCONDITIONAL RIGHTS OF NOTEHOLDERS TO RECEIVE PRINCIPAL AND INTEREST. Notwithstanding any other provisions in this Indenture, any Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal and premium, if any, of and interest on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, if applicable, on or after the redemption date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

     SECTION 6.6 RESTORATION OF RIGHTS AND REMEDIES. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally to their respective former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

     SECTION 6.7    RIGHTS AND REMEDIES CUMULATIVE.  Except as provided in
Section 6.1 and Section 11.3, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 6.8 DELAY OR OMISSION NOT A WAIVER. No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.


     SECTION 6.9 CONTROL BY NOTEHOLDERS. The Majority Noteholders shall, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the Indenture Trustee, have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; PROVIDED, HOWEVER, that:

          (i) such direction shall not be in conflict with any rule of law or with this Indenture, the Collateral Sharing and Security Agreement or the Mortgage; and

         (ii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

PROVIDED, HOWEVER, that, subject to Section 7.1, the Indenture Trustee need not take any action that it determines might cause it to incur any liability
(a) with respect to which the Indenture Trustee shall have reasonable grounds to believe that adequate Indemnity against such liability in not assured to it and
(b) which might materially adversely affect the rights of any Noteholders not consenting to such action.

     SECTION 6.10   WAIVER OF PAST DEFAULTS.

     (a)  Prior to the acceleration of the maturity of the Notes as provided in
Section 6.2(a) or the purchase of the Notes pursuant to Section 11.3, Noteholders representing the Majority Noteholders may waive any past Default and its consequences except a Default (i) in the payment of principal or premium, if any, of or interest on any of the Notes or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their respective former positions and rights hereunder; but no such waiver shall extend to or affect any subsequent or other Default or impair any right consequent thereto.

     (b) Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to or affect any subsequent or other Default or impair any right consequent thereto.

     SECTION 6.11 UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Noteholder by such Noteholder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this Indenture, or in any Proceeding against the Indenture Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such Proceeding of an undertaking to pay the costs of such Proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such Proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.11 shall not apply to:

          (a)  any Proceeding instituted by the Indenture Trustee;

          (b) any Proceeding instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes; or

          (c) any Proceeding instituted by any Noteholder for the enforcement of the payment of principal or premium, if any, of or interest on any Note on or after the due date expressed in such Note or in this Indenture (or, in the case of redemption, on or after the redemption date).

     SECTION 6.12 ACTION ON NOTES. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate, the Shared Collateral or the Mortgage Collateral or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 6.3(b).

                                   ARTICLE VII
                              THE INDENTURE TRUSTEE

     SECTION 7.1    DUTIES OF INDENTURE TRUSTEE.

     (a) The Indenture Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge and after the curing of all such Events of Default that may have occurred, undertakes to perform such duties and obligations and only such duties and obligations as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they conform to the requirements of this Indenture; PROVIDED, however, that the Indenture Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer or the Issuer hereunder. If any such instrument is found not to conform in any material respect to the requirements of this Indenture, the Indenture Trustee shall notify the Noteholders of such instrument in the event that the Indenture Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

     (b) Except during the continuance of an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge:

          (i) the Indenture Trustee undertakes to perform such duties and obligations and only such duties and obligations as are specifically set forth in this Indenture and the Collateral Sharing and Security Agreement and no implied covenants or obligations shall be read into this Indenture, the Collateral Sharing and Security Agreement or any other Basic Note Document against the Indenture Trustee; and

         (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture.

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (i)  this Section 7.1(c) does not limit the effect of Section 7.1(b);


         (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or other officer of the Indenture

     Trustee unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

        (iii) the Indenture Trustee shall not be liable with respect to any action it takes, suffers or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.10.

     (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

     (e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Collateral Sharing and Security Agreement.

     (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (g) If the Indenture Trustee commits any willful misfeasance, bad faith or gross negligence (except errors in judgment) in the performance of its duties under any of the Basic Note Documents, or is in reckless disregard of its obligations and duties under any of the Basic Note Documents, the Issuer may, in addition to any other remedies available to the Issuer, replace the Indenture Trustee in accordance with Section 7.8.

     (h) The Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Indenture Trustee shall have received written notice thereof or otherwise has actual knowledge thereof. In the absence of receipt of such notice, the Indenture Trustee may conclusively assume that there is no default or Event of Default.

     (i) Subject to the other provisions of this Indenture and without limiting the generality of this Section 7.1, the Indenture Trustee shall have no duty
(i) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to any insurance, (iii) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate, the Shared Collateral or the Mortgage Collateral from funds available in the Collateral Account or (iv) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Indenture Trustee pursuant to this Indenture believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties.

     (j) Every provision of this Indenture relating to the Indenture Trustee shall be subject to the provisions of this Section 7.1.

     SECTION 7.2    RIGHTS OF INDENTURE TRUSTEE.

     (a) The Indenture Trustee may rely and shall be protected in acting or refraining from acting on any document believed by it in good faith to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Indenture Trustee acts or refrains from acting, it may consult with counsel or require an Officer's Certificate from the Issuer or an Opinion of Counsel that such action or omission is required or permissible hereunder. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such advice of counsel, Officer's Certificate or Opinion of Counsel.

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Indenture Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

     (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (which will be deemed to be satisfied by a letter agreement with respect to such costs from the Majority Noteholders); nothing contained herein shall, however, relieve the Indenture Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (g) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Majority Noteholders; PROVIDED, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Indenture Trustee, shall be repaid by the Servicer upon demand from the Servicer's own funds.

     (h) The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

     (i) The Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder.

     SECTION 7.3 INDENTURE TRUSTEE MAY OWN NOTES. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Servicer or any of their respective Affiliates with the same rights it would have if it were not Indenture Trustee; PROVIDED, HOWEVER, that the Indenture Trustee shall comply with Sections 7.10 and 7.11.

     SECTION 7.4 INDENTURE TRUSTEE'S DISCLAIMER. The Indenture Trustee shall not be responsible for and makes no representation as to the validity, legality or adequacy of this Indenture, the Notes or the Collateral Sharing and Security Agreement, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

     SECTION 7.5 NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Default within five Business Days after it occurs.

     SECTION 7.6 REPORTS BY INDENTURE TRUSTEE TO NOTEHOLDERS. The Indenture Trustee shall deliver to each Noteholder the information and documents set forth in Article VIII, and, in addition, all such information with respect to the Notes as may be required, as specified by the Servicer, to enable such Noteholder to prepare its federal and state income tax returns.

     SECTION 7.7    COMPENSATION; INDEMNITY.

     (a) The Issuer shall pay to the Indenture Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee for all losses, liabilities and reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts.

     (b)  The Issuer's obligations to the Indenture Trustee pursuant to this
Section 7.7 shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in
Section 6.1(d) or (e) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

     SECTION 7.8    REPLACEMENT OF INDENTURE TRUSTEE.

     (a) The Indenture Trustee may at any time give notice of its intent to resign by so notifying the Issuer; PROVIDED, HOWEVER, that no such resignation shall become effective and the Indenture Trustee shall not resign prior to the time set forth in Section 7.8(c). The Majority Noteholders may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. Such resignation or removal shall become effective in accordance with Section 7.8(c). The Issuer shall, at the direction of the Majority Noteholders, remove the Indenture Trustee if:

          (i) the Indenture Trustee commits any act described in Section 7.1(g) or fails to comply with Section 7.11;

         (ii)  the Indenture Trustee is adjudged a bankrupt or insolvent;

        (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

         (iv)  the Indenture Trustee otherwise becomes incapable of acting.

     (b) If the Indenture Trustee gives notice of its intent to resign or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall, at the direction of the Majority Noteholders, promptly appoint and designate a successor Indenture Trustee.

     (c) A successor Indenture Trustee shall deliver a written acceptance of its appointment and designation to the retiring Indenture Trustee and to the Issuer.

Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders and to the Rating Agency. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

     (d) If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee gives notice of its intent to resign or is removed, the retiring Trustee, the Issuer or the Majority Noteholders may petition any court of competent jurisdiction for the appointment and designation of a successor Indenture Trustee.

     (e) If the Indenture Trustee fails to comply with Section 7.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     (f) Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 7.8, the Issuer's obligations under Section 7.7 shall continue for the benefit of the retiring Indenture Trustee.

     SECTION 7.9    MERGER OR CONSOLIDATION OF INDENTURE TRUSTEE.

     (a) Any corporation or banking association into which the Indenture Trustee may be merged or with which it may be consolidated, or any corporation or banking association resulting from any merger or consolidation to which the Indenture Trustee shall be a party, or any corporation or banking association succeeding to the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee under this Indenture; PROVIDED, HOWEVER, that such corporation or banking association shall be eligible under the provisions of Section 7.11, without the execution or filing of any instrument or any further act on the part of any of the parties to this Indenture, anything in this Indenture to the contrary notwithstanding. Following such merger or consolidation, the successor Indenture Trustee shall mail a notice of such merger or consolidation to the Rating Agency.

     (b) If at the time such successor or successors by merger or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee. In all such cases such certificate of authentication shall have the same full force as is provided anywhere in the Notes or herein with respect to the certificate of authentication of the Indenture Trustee.

     SECTION 7.10 APPOINTMENT OF CO-INDENTURE TRUSTEE OR SEPARATE INDENTURE TRUSTEE.

     (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section 7.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 7.8.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

         (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

        (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. The Indenture Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 7.11 ELIGIBILITY; DISQUALIFICATION. The Indenture Trustee shall be an Eligible Institution.

     SECTION 7.12 REPRESENTATIONS AND WARRANTIES OF INDENTURE TRUSTEE. The Indenture Trustee represents and warrants as of the Closing Date that:

     (a) the Indenture Trustee is a New York banking corporation duly organized, validly existing and in good standing under the laws of the State of New York and the eligibility requirements set forth in Section 7.11 are satisfied with respect to the Indenture Trustee;

     (b) the Indenture Trustee has full power, authority and legal right to execute, deliver and perform this Indenture, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture; and

     (c) this Indenture has been duly executed and delivered by the Indenture Trustee and constitutes the legal, valid and binding agreement of the Indenture Trustee, enforceable in accordance with its terms.

     SECTION 7.13 INDENTURE TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES. Subject to the Collateral Sharing and Security Agreement, all rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been obtained.

     SECTION 7.14 SUIT FOR ENFORCEMENT. Subject to the Collateral Sharing and Security Agreement, if an Event of Default shall occur and be continuing, the Indenture Trustee in its discretion may, subject to the provisions of
Section 7.1 and the other terms of this Indenture, proceed to protect and enforce its rights and the rights of the Noteholders under this Indenture by a Proceeding whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy as the Indenture Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee or the Noteholders.

     SECTION 7.15 RIGHTS OF NOTEHOLDERS TO DIRECT INDENTURE TRUSTEE. The Majority Noteholders shall have the right to direct in writing the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee; PROVIDED, HOWEVER, that subject to Section 7.1, the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Indenture Trustee in good faith shall, by a Responsible Officer, determine that the Proceedings so directed would be illegal or subject it to personal liability or be unduly prejudicial to the rights of Noteholders not parties to such direction; and PROVIDED, FURTHER, that nothing in this Indenture shall impair the right of the Indenture Trustee to take any action deemed proper by the Indenture Trustee and which is not inconsistent with such direction by the Majority Noteholders.


                                  ARTICLE VIII
                         NOTEHOLDERS' LISTS AND REPORTS

     SECTION 8.1 INDENTURE TRUSTEE TO FURNISH ISSUER NAMES AND ADDRESSES OF NOTEHOLDERS. The Indenture Trustee shall furnish (a) promptly, and in any event within five days, following any transfer of record of any Note the name and address of the transferee and (b) at such times as the Issuer may request in writing, within 10 days after receipt by the Indenture Trustee of any such request, a list of the names and addresses of the Noteholders.

     SECTION 8.2    PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS.

     (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in
Section 8.1. The Indenture Trustee may destroy any list furnished to it as provided in such Section 8.1 upon receipt of a new list so furnished.

     (b) Within five Business Days after the receipt by the Indenture Trustee of a written request by any Noteholder stating that such Noteholder desires to communicate with other Noteholders, the Indenture Trustee shall provide such Noteholder with a copy of the most recent list of the names and addresses of the Noteholders as furnished to the Indenture Trustee pursuant to Section 8.1.

     (c) The Indenture Trustee may provide information with respect to the names and addresses of the Noteholders and the principal amounts of Notes held by them to the Collateral Trustee for purposes of the Collateral Sharing and Security Agreement.

                                   ARTICLE IX
                 COLLATERAL ACCOUNT, DISBURSEMENTS AND RELEASES

     SECTION 9.1    COLLATERAL ACCOUNT.

     (a) On or prior to the Closing Date, the Indenture Trustee shall establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders, an Eligible Account known as the FRGC Collateral Account (the "COLLATERAL ACCOUNT"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. Funds on deposit in the Collateral Account shall be invested by the Indenture Trustee only in Eligible Investments. All earnings on such investment shall be deposited in the Collateral Account. The Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Collateral Account and in all proceeds thereof. Except as otherwise provided therein, the Collateral Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. If, at any time, the Collateral Account ceases to be an Eligible Account, the Indenture Trustee shall within 10 Business Days establish a new Collateral Account as an Eligible Account and shall transfer any cash and/or an investments in the old Collateral Account to such new Collateral Account.

     (b) On the Closing Date, the Issuer shall deliver to the Indenture Trustee Investor Certificates in the aggregate initial amount of $11,452,177.84 to be held by it in order to enforce the security interest with respect to the Collateral granted hereby. From and after the Closing Date and until such time as the Collateral shall have been released, all distributions and proceeds in respect of the Pledged Investor Certificate Rights shall be made directly to the Collateral Account, and the Issuer agrees to so instruct the Owner Trustee.

     (c) Prior to July 1, 2000, the Issuer and the Servicer shall instruct all Obligors to make payments in respect of the Pledged Contract Receivables to a Lockbox, a Lockbox Account or the Collateral Account. All collections received in a Lockbox shall, within one Business Day of receipt thereof, be deposited in a Lockbox Account. Amounts on deposit in any Lockbox Account shall be promptly transferred to the Collateral Account and in all events not later than the first Business Day following such deposit. In the event that any payments in respect of the Pledged Contract Receivables are made directly to the Issuer or the Servicer, including, without limitation, any employees thereof or independent contractors employed thereby, the Issuer or the Servicer, as the case may be, shall, as soon as reasonably practicable but in no event more than two Business Days after receipt thereof, deposit such amounts in a Lockbox Account.

     (d) Without limiting in any respect the Issuer's absolute obligation to pay principal, premium, if any, of and interest on the Notes when due in accordance with the terms hereof, on each Payment Date and to make the other payments under the Basic Note Documents, the Indenture Trustee shall distribute all amounts on deposit in the Collateral Account to the Noteholders to the extent of amounts due and unpaid on the Notes for principal and premium, if any, of and interest and other amounts due and owing in the following amounts, and in the following order of priority:

          (i) to accrued and unpaid interest on the Notes; PROVIDED, HOWEVER, that if there are not sufficient funds in the Collateral Account to pay the entire amount of accrued and unpaid interest then due on the Notes, the amount in the Collateral Account shall be applied to the payment of such interest on each of the Notes pro rata on the basis of the respective aggregate amount of interest due on each such Note;

         (ii) to due and unpaid principal and premium, if any, on the Notes; PROVIDED, HOWEVER, that if there are not sufficient funds in the Collateral Account to pay the entire amount of unpaid principal and premium, if any, then due on the Notes, the amount in the Collateral Account shall be applied to the repayment of principal and premium, if any, on each of the Notes pro rata on the basis of the respective unpaid principal amount of each such Note; and

        (iii) to the payment of any other obligations due and owing under the Basic Note Documents.

In the event that the amount on deposit in the Collateral Account on the Business Day preceding any Payment Date is less than the full amount required to pay all interest and principal and premium, if any, due on the Notes on such Payment Date, the Issuer shall deposit into the Collateral Account on such Business Day the amount of such deficiency.

     On any Payment Date, if all amounts then due on the Notes and under the other Basic Note Documents have been paid exclusively from amounts deposited in the Collateral Account from collections on the Collateral, and provided that no Default or Event of Default under this Indenture shall have occurred and is continuing, any balance remaining in the Collateral Account from amounts deposited in respect of Pledged Contract Receivables due during the preceding month shall be distributed to the Issuer on the first Business Day following such Payment Date.

     (e) In the event that the Indenture Trustee shall request the Servicer to engage a substitute operator of the Storage Facilities pursuant to
Section 6.2(d), then amounts retained in the Collateral Account pursuant to the last paragraph of Section 9.1(d) above shall be available to secure the Servicer's obligation to pay the fees and expenses of such substitute operator as additional Collateral for the Notes.

     SECTION 9.2    SERVICING PROCEDURES.

     (a) HIG is hereby appointed and authorized to act as agent for the Issuer and the Indenture Trustee and HIG hereby accepts such appointment. HIG agrees that in such capacity it will manage, service, administer and, subject to
Section 9.2(c), make collections on the Pledged Contract Receivables prudently and in accordance with customary and usual servicing procedures and applicable law and, to the extent not inconsistent with the foregoing, to exercise that degree of skill and care it uses in servicing assets held for its own account. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Pledged Contract Receivables set forth herein. The Servicer's duties shall include posting of all payments, responding to inquiries of Obligors on the Pledged Contract Receivables, investigating and collecting delinquencies, reporting tax information to Obligors, managing the collateral, accounting for collections and furnishing quarterly and annual statements to the Indenture Trustee pursuant to this Indenture, generating federal income tax information and performing the other duties specified herein. Subject to the provisions of Section 9.2(c), the Servicer shall follow its historical policies and procedures and shall have full power and authority, acting alone, to do any and all things, consistent with the terms of the Basic Note Documents, in connection with such managing, servicing, administration and collection that it may deem necessary or desirable.

          In fulfilling its obligations hereunder, the Servicer shall at any time and from time to time (i) be authorized to review and obtain copies of all information provided to the Indenture Trustee with respect to the Pledged Contract Receivables, (ii) be entitled to receive copies of all statements, notices and reports regarding the Collateral Account, (iii) be entitled to obtain any and all information regarding deposits, withdrawals and transfers to and from the Collateral Account and the current balances therein and (iv) be entitled to obtain such other reasonable information and documentation it deems necessary or desirable to perform the servicing and administrative duties required of it under this Indenture.

     (b) On or immediately following the Closing Date, the Servicer shall instruct all Obligors to make payments in respect of the Pledged Contract Receivables to the Collateral Account. If any future collections are received in a Lockbox, they shall, within one Business Day of receipt thereof, be deposited in a Lockbox Account. In the event that any payments in respect of the Pledged Contract Receivables are made directly to the Issuer or the Servicer, including, without limitation, any employees thereof or independent contractors employed thereby, the Issuer or the Servicer, as the case may be, shall, as soon as reasonably practicable but in no event more than two Business Days after receipt thereof, deposit such amounts in a Lockbox Account.

     (c) The Servicer shall use reasonable efforts to collect all payments called for under the terms and provisions of the Pledged Contract Receivables as and when the same shall become due, and shall follow such collection practices, policies and procedures as are consistent with past practices and as it follows with respect to comparable contract receivables that it services for itself or others.

     (d) The Servicer shall not take any action to cause any Pledged Contract Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the State of New York) except in connection with its enforcement or collection of a Pledged Contract Receivable, in which event the Servicer shall deliver such instrument to the Indenture Trustee as soon as reasonably practicable but in no event more than five days after receipt thereof.

     SECTION 9.3    RELEASE OF TRUST ESTATE.

     (a)  Subject to the payment of its fees and expenses pursuant to
Section 7.7, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property in the Trust Estate from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are consistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article IX shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies. The Indenture Trustee shall not, without the consent of Noteholders representing at least two-thirds of the Outstanding Amount of Notes, release from the lien of this Indenture or consent to the release of any collateral from the lien of the Collateral Sharing and Security Agreement or the Mortgage (i) the Pledged Contract Receivables, (ii) the Pledged Investor Certificate Rights or (iii) any other material collateral hereunder or thereunder.

     (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due to the Indenture Trustee pursuant to Section 7.7 have been paid, notify the Issuer thereof in writing and upon receipt of an Issuer Request, (i) release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture, (ii) release to the Issuer or any other Person entitled thereto any funds then on deposit in the Collateral Account and (iii) cause there to be released from the Collateral Sharing and Security Agreement and the Mortgage lien and the security interest any property or assets securing the payment of the Notes and other obligations under this Indenture.

     SECTION 9.4 OPINION OF COUNSEL. The Indenture Trustee shall receive at least three Business days' notice when requested by the Issuer to take any action pursuant to Section 9.3(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating that all conditions precedent to the taking of such action have been complied with. Counsel rendering any such Opinion of Counsel may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.


                                    ARTICLE X
                             SUPPLEMENTAL INDENTURES

     SECTION 10.1   PURPOSE OF SUPPLEMENTAL INDENTURES.

     (a) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, with prior notice to the Rating Agency and with the consent of the Majority Noteholders, by Act of such Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Noteholders under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of each Noteholder affected thereby:

          (i) change the due date of any instalment of principal or premium, if any, of or interest on any Note, or change the principal amount thereof, the interest rate applicable thereto, or the redemption price with respect thereto, change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in
     Article VI, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the redemption date);

         (ii) change the percentage of the Outstanding Amount of the Notes, the consent of the Noteholders of which is required for (a) any such supplemental indenture, (b) any waiver of compliance with certain provisions of this Indenture, certain defaults hereunder and their consequences as provided for in this Indenture or (c) any action described in Sections 6.2, 6.4, 6.5, 6.9, 6.10, 7.8, 7.15 or 9.3 or other section fixing a specified percentage of Noteholders to take an action under this Indenture;

        (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

         (iv) modify any provision of this Section 10.1 to change the required minimum percentage necessary to approve any amendments to any provisions of this Indenture;

          (v) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of principal or premium, if any, of or interest on any Note on any Payment Date (including the calculation of any of the individual components of such calculation), or modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Servicer or any Affiliate of either of them; or

         (vi) except as expressly contemplated by the Basic Documents, permit the creation of any Lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate, the lien of the Collateral Sharing and Security Agreement with respect to any part of the Shared Collateral or the lien of the Mortgage with respect to any part of the Mortgage Collateral or, except as otherwise permitted or contemplated herein or the Basic Documents, terminate the lien of this Indenture on any property at any time subject to the lien of this Indenture or deprive any Noteholder of the security afforded by the lien of this Indenture; or

        (vii) except as expressly contemplated herein by the Basic Documents, authorize the termination of the liens of the Collateral Sharing and Security

     Agreement or Mortgage on any property subject thereto or deprive any Noteholder of the security afforded by the Collateral Sharing and Security Agreement or Mortgage.

     (b) It shall be sufficient if an Act of Noteholders approves the substance, but not the form, of any proposed supplemental indenture.

     (c) Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 10.1, the Indenture Trustee shall mail to the Noteholders a copy of such supplemental indenture.
Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 10.2 EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article X or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 7.1 and 7.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to such execution have been satisfied. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     SECTION 10.3 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     SECTION 10.4 REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article X may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for the Outstanding Notes.

                                   ARTICLE XI
                       REDEMPTION AND REPURCHASE OF NOTES

     SECTION 11.1   OPTIONAL REDEMPTION.

     (a) The Issuer may, at its option, redeem the Notes in whole at any time at a price in cash equal to the aggregate principal amount thereof to be redeemed, plus accrued and unpaid interest, if any, thereon to the date of redemption, plus the Redemption Make-Whole Premium.

     (b) If the Issuer elects to redeem the Notes, it shall notify the Indenture Trustee in writing of the redemption date and the principal amount of Notes to be redeemed. The Issuer shall give each notice provided for in this
Section 11.1(b) at least 30 days but not more than 60 days before the redemption date (unless a shorter notice shall be agreed to by the Indenture Trustee in writing), together with an Officer's Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

     (c) At least ten Business Days but not more than 60 days prior to a redemption date, the Issuer shall mail or cause the mailing of a notice of redemption by first-class mail to each Noteholder of Notes to be redeemed at the address of such Noteholder set forth in the Note Register. At the Issuer's request, the Indenture Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense.

     The notice shall identify the Notes to be redeemed and shall state:

          (1)  the redemption date;

          (2) the estimated total redemption price together with a reasonably detailed calculation thereof (with the actual total redemption price together with a reasonably detailed calculation thereof to be identified in a notice to the Noteholders delivered at least two Business Days prior to the proposed redemption date);

          (3)  the name and address of the Indenture Trustee;

          (4) that, subject to Section 12.18 hereof, the Notes called for redemption must be surrendered to the Indenture Trustee to collect the redemption price; and

          (5) that, unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Noteholders is to receive payment of the redemption price upon surrender to the Indenture Trustee of the Notes redeemed.

     (d) Once notice of redemption is mailed to the Noteholders, Notes called for redemption become due and payable on the redemption date and at the redemption price and shall cease to bear interest from and after the redemption date (unless the Issuer shall default in the payment of the redemption price or accrued interest). Upon surrender to the Indenture Trustee, such Notes shall be paid at the redemption price, plus accrued interest to the redemption date.

     (e) At least one Business Day prior to the redemption date, the Issuer shall deposit with the Indenture Trustee in immediately available funds money sufficient to pay the redemption price of all Notes to be redeemed on the redemption date. If any Note surrendered for redemption in the manner provided in the Notes shall not be so paid on the redemption date due to the failure of the Issuer to deposit sufficient funds with the Indenture Trustee, interest shall continue to accrue from the redemption date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the Interest Rate.

     (f) In the event that, notwithstanding the requirement in Section 11.1(a) that any optional redemption be in whole, any optional redemption is made in part, any such partial redemption shall be to all Noteholders on a pro rata basis, based on the principal amount of Notes held by each Noteholder.

     SECTION 11.2   REPURCHASE AT THE OPTION OF NOTEHOLDERS.

     (a) Upon the occurrence of a Change of Control, the Issuer shall make an offer to all Noteholders to purchase all, but not less than all, of the Notes held by each such Noteholder pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at a price in cash (the "CHANGE OF CONTROL PAYMENT") equal to the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, plus the Repurchase Make-Whole Premium. Within
15 days following any Change of Control, the Issuer shall mail a notice to each Noteholder, with a copy to the Indenture Trustee, with the following information: (1) a Change of Control Offer is being made pursuant to the Indenture, and that all, but not less than all, Notes held by such Noteholder properly tendered pursuant to such Change of Control Offer will be accepted for payment, (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, except as may be otherwise required by applicable law (the "CHANGE OF CONTROL PAYMENT DATE"); (3) any Notes not properly tendered will remain Outstanding and continue to accrue interest; (4) unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date; (5) Noteholders electing to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes with the form entitled "Option of Noteholder to Elect Purchase" on the reverse of the Notes completed (or appropriate indemnifications must be provided to the Indenture Trustee and the Issuer regarding missing or lost Notes), to the Indenture Trustee specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; and (6) Noteholders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, PROVIDED that the

Indenture Trustee receives, not later than the close of business on the last day of the offer period, a telegram, telefax, facsimile transmission or letter setting forth the name of the Noteholder, the principal amount of Notes tendered for purchase, and a statement that such Noteholder is withdrawing his tendered Notes and his election to have such Notes purchased.

     (b) Prior to any Change of Control, the Issuer shall obtain written confirmation from the Rating Agency that after such Change of Control, including after giving effect to all Change of Control Payments, the rating on the remaining Outstanding Notes and the Investor Certificates will not be lowered or withdrawn from its then current rating.

     (c) The Issuer shall notify in writing the Indenture Trustee and the Noteholders of the execution and delivery of any definitive agreement providing for a prospective Change of Control within ten Business Days of the effectiveness of such agreement.

     SECTION 11.3   MANDATORY PARTIAL REDEMPTION.

     (a) If an Event of Default described in Section 6.1(b) or (c) shall occur and be continuing that specifically relates to and materially and adversely affects the collection of the payments when due on one or more specific Pledged Contract Receivables or Contracts related thereto (an "AFFECTED PLEDGED CONTRACT RECEIVABLE"), and such breach continues or is not cured within the period described in Section 6.1(b) or (c), as the case may be, then, subject to the provisions of Sections 6.2(d) and 6.2(e), the remedy for such Event of Default shall be limited to that set forth in this Section 11.3, PROVIDED that the Issuer performs its obligations pursuant to this Section 11.3. Following such Event of Default, upon the request of the Indenture Trustee or the Majority Noteholders, the Issuer shall call for redemption, within 10 days of such request, Notes in an aggregate principal amount equal to the product of (1) the aggregate principal amount of the Notes Outstanding on such date, and (2) a fraction the numerator of which is the sum of the remaining scheduled payments to be made under the Affected Pledged Contract Receivable and the denominator of which is the sum of the remaining scheduled payments to be made under all outstanding Pledged Contract Receivables, including such Affected Pledged Contract Receivable (such amount, the "MANDATORY PARTIAL REDEMPTION AMOUNT"), at a redemption price equal to the Mandatory Partial Redemption Amount, plus accrued and unpaid interest, if any, on the Notes to be redeemed to the date of redemption; provided, however, that if any such Event of Default was the result of an action taken by the Issuer that was intended by the Issuer to cause an acceleration of the Notes (with the Issuer being presumed for the purposes of this Section 11.3(a) to have intended any action that was reasonably within the ability or control of any FRGC Party to avoid or prevent), then the redemption price shall include the Basic Make-Whole Premium.

     (b) The Issuer shall notify the Indenture Trustee in writing of the redemption date and the Mandatory Partial Redemption Amount as promptly as possible. Such notice shall be accompanied by an Officer's Certificate stating that such redemption shall comply with the conditions contained herein and the Notes.

     (c) The Indenture Trustee shall redeem the Notes on a pro rata basis, based on the principal amount of Notes held by each Noteholder. The Indenture Trustee shall promptly notify the Issuer in writing of such Notes and Mandatory Partial Redemption Amount.

     (d) At least ten days but not more than 30 days prior to a redemption date, the Issuer shall mail or cause the mailing of a notice of redemption by first-class mail to each Noteholder to be redeemed at the address of such Noteholder set forth in the Note Register. At the Issuer's request, the Indenture Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense.

     The notice shall identify the Notes to be redeemed and shall state:

          (1)  the redemption date;

          (2) the estimated total redemption price together with a reasonably detailed calculation thereof and the Mandatory Partial Redemption Amount (with the actual total redemption price together with a reasonably detailed calculation thereof to be identified in a notice to the Noteholders delivered at least two Business Days prior to the proposed redemption date); and

          (3)  the name and address of the Indenture Trustee.

     (e) Once notice of redemption is mailed to the Noteholders, Notes called for redemption become due and payable on the redemption date and at the redemption price and shall cease to bear interest from and after the redemption date (unless the Issuer shall default in the payment of the redemption price or accrued interest). Upon surrender to the Indenture Trustee, such Notes shall be paid at the redemption price, plus accrued interest to the redemption date.

     (f) At least one Business Day prior to the redemption date, the Issuer shall deposit with the Indenture Trustee in immediately available funds money sufficient to pay the redemption price of all Notes or portions thereof to be redeemed on the redemption date. If any Note surrendered for redemption in the manner provided in the Notes shall not be so paid on the redemption date, interest shall continue to accrue from the redemption date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the Interest Rate.

     SECTION 11.4 PURCHASE OF NOTES. The Issuer will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the Outstanding Notes except (i) upon the payment or prepayment of the Notes in accordance with the terms of this Indenture and the Notes or (ii) pursuant to an offer to purchase made by the Issuer or an Affiliate pro rata to the Noteholders upon the same terms and conditions. Any such offer shall remain open for at least 20 Business Days. The Issuer will not, and will not permit any Affiliate to, purchase or acquire any Investor Certificates pursuant to Section 8.2 of the Trust Agreement unless an offer to purchase Notes for an equivalent amount of funds is made pro rata to the Noteholders on substantially the same terms and conditions. The Issuer will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Indenture and no Notes may be issued in substitution or exchange for any such Notes.

     SECTION 11.5 APPLICATION OF FUNDS ON PREPAYMENT OR PURCHASE. In the event any Notes are repurchased pursuant to Section 11.2, redeemed pursuant to
Section 11.3 or purchased pursuant to Section 11.4, the principal amount of each required payment of the Notes becoming due on or after such repurchase, redemption or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes was reduced as a result of such repurchase, redemption or purchase.


                                   ARTICLE XII
                                  MISCELLANEOUS

     SECTION 12.1   COMPLIANCE CERTIFICATES AND OPINIONS.   Upon any application
or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee:
(i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

         (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (iii) a statement that, in the judgment of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

         SECTION 12.2   FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE.

     (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     (b) Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer or the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

     (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     (d) Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

     SECTION 12.3   ACTS OF NOTEHOLDERS.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the

"Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 12.3.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

     (c)  The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by a Noteholder (or any one or more predecessor Noteholders with respect to the Notes held by the Noteholder) shall bind the Noteholder of every
Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     SECTION 12.4 NOTICES, ETC., TO INDENTURE TRUSTEE, ISSUER AND RATING AGENCY. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to or filed with the Indenture Trustee, the Issuer or the Rating Agency under this Indenture shall be made upon, given or furnished to or filed with such party as specified in Appendix B.

     SECTION 12.5   NOTICES TO NOTEHOLDERS; WAIVER.

     (a) Where this Indenture provides for notice to Noteholders of any condition or event, such notice shall be given as specified in Appendix B.

     (b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     (c) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     (d) Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

     SECTION 12.6 ALTERNATE PAYMENT AND NOTICE PROVISIONS. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

     SECTION 12.7 EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 12.8   SUCCESSORS AND ASSIGNS.

     (a) All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.

     (b) All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

     SECTION 12.9 SEPARABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 12.10 BENEFITS OF INDENTURE. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders and (only to the extent expressly provided herein) the Certificateholders, any other party secured hereunder and any other Person with an ownership interest in any part of the Trust Estate, the Shared Collateral or the Mortgage Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 12.11 LEGAL HOLIDAYS. If the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     SECTION 12.12 GOVERNING LAW. This Indenture shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding choice-of-law principles of the laws of such State that would require the application of the laws of a jurisdiction other than such State; PROVIDED, however, that insofar as the laws of another state govern the perfection of the Lien pursuant to this Indenture, it is agreed that, to the extent required by the laws of such other state, the laws of such other state shall apply to the enforcement of the power of sale or other rights and remedies created herein with respect to such Lien.

    SECTION 12.13 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 12.14 RECORDING OF INDENTURE. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

     SECTION 12.15 NO RECOURSE. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against:

          (i)  the Indenture Trustee in its individual capacity;

         (ii)  any owner of a beneficial interest in the Issuer; or

        (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee in their individual capacities, any holder of a beneficial interest in the Issuer or the Indenture Trustee or of any successor or assign of the Indenture Trustee in their individual capacities (or any of their successors or assigns), except as any such Person may have expressly agreed (it being understood that the Indenture Trustee has no such obligations in its individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any instalment or call owing to such entity.

     SECTION 12.16 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING PLEDGED CONTRACT RECEIVABLES. Each of the FRGC Parties shall provide to the Indenture Trustee and the Noteholders reasonable access to the documentation regarding the Pledged Contract Receivables and to their respective officers, employees and accountants. Each of the FRGC Parties shall also permit the representatives of each Noteholder that is an Institutional Investor:

     (a) If no Default or Event of Default of an FRGC Party under any of the Basic Note Documents shall have occurred and be continuing, at the expense of such Noteholder and upon reasonable prior notice to the FRGC Parties, to visit the principal executive office of the FRGC Parties, to discuss the affairs, finances and accounts of the FRGC Parties as they relate to their respective obligations under the Basic Note Documents with their respective officers, and (with the consent of the FRGC Parties, which consent shall not be unreasonably withheld) their respective independent public accountants, and (with the consent of any FRGC Party, which consent shall not be unreasonably withheld) to visit the other offices and properties of the FRGC Parties, all at such reasonable times and as often as may be reasonably requested in writing; and

     (b) If a Default or an Event of Default shall have occurred and be continuing for more than 30 days, at the expense of the FRGC Parties to visit and inspect any of the offices or properties of the FRGC Parties, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the FRGC Parties authorize said accountants to discuss the affairs, finances and accounts of the FRGC Parties), all at such times and as often as may be requested.

     SECTION 12.17 CONFIDENTIALITY. For the purposes of this Section 12.17, "Confidential Information" means information delivered to a Noteholder by or on behalf of the Issuer in connection with the transactions contemplated by or otherwise pursuant to this Indenture that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Noteholder as being confidential information of the Issuer, provided that such term does not include information that (a) was publicly known or otherwise known to the Noteholder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Noteholder or any Person acting on its behalf, (c) otherwise becomes known to the Noteholder other than through disclosure by any FRGC Party or (d) constitutes financial statements delivered to the Noteholder under this Indenture that are otherwise publicly available. Each Noteholder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to it, provided that each Noteholder may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 12.17, (iii) any other Noteholder, (iv) any Institutional Investor to which the Noteholder sells or offers to sell its Notes (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 12.17), (v) any Person from which the Noteholder offers to purchase any security of any FRGC Party (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 12.7), (vi) any federal or state regulatory authority having jurisdiction over it, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about its investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to it, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which it is a party or (z) if default by the Issuer under any of the Basic Note Documents has occurred and is continuing, to the extent it may reasonably determine such delivery and disclosure to be necessary or appropriate. Each Noteholder, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 12.17 as though it were a party to this Indenture.

     SECTION 12.18 SURRENDER OF NOTES BY INSTITUTIONAL INVESTORS. Notwithstanding anything else in this Indenture or the Notes to the contrary, if a Noteholder is an Institutional Investor (or a nominee of an Institutional Investor), such Institutional Investor shall use its reasonable efforts to surrender its Notes upon written request of the Issuer or the Indenture Trustee following final payment in respect thereof, but shall not be required to surrender its Notes as a condition to receipt of any payment in respect of any Note. If an Institutional Investor shall not have surrendered its Notes within ten Business Days of being so requested to do so pursuant to this Indenture, such Institutional Investor will be deemed to indemnify, defend and hold harmless the Indenture Trustee and the Issuer from and against any and all costs, expenses, losses, claims, damages and liabilities (including, without limitation, expenses of counsel and expenses of litigation) arising out of or incurred in connection with failure to surrender its Notes.

     SECTION 12.19 COLLATERAL SHARING AND SECURITY AGREEMENT. The Noteholders agree to be bound by the terms and conditions of the Collateral Sharing and Security Agreement.

          IN WITNESS WHEREOF, the Issuer, the Servicer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

                              HATTIESBURG GAS STORAGE COMPANY



                              By:  HATTIESBURG INDUSTRIAL
                                    GAS SALES COMPANY, its
                                    General Partner


                              By:  /s/ J. A. Ballew
                                   --------------------------------
                                       J. A. Ballew, Vice President
Witnesses:
/s/ Jennifer L. Janss
-------------------------
/s/ Darrick Gring
-------------------------




                              HATTIESBURG INDUSTRIAL GAS SALES
                               COMPANY


                              By: /s/ J. A. Ballew
                                 -------------------------------
                                   J. A. Ballew, Vice President
Witnesses:
/s/ Jennifer L. Janss
--------------------------
/s/ Darrick Gring
--------------------------





                              CHEMICAL BANK,
                                as Indenture Trustee


                              By:  /s/ Dennis Kildea
                                   -------------------------------
                              Name:  Dennis Kildea
                                   -------------------------------
                              Title: Trust Officer
                                   -------------------------------
Witnesses:
/s/ Charles E. Dooley
---------------------------
/s/ Matthew Lefferts
---------------------------

STATE   OF    NEW YORK         )
                               )
COUNTY   OF   NEW YORK         )

     On this the 21st day of November, 1995, before me, Davalyn D. Curtis, the undersigned officer, personally appeared J. A. Ballew, who acknowledged himself to be the Vice President of HATTIESBURG INDUSTRIAL GAS SALES COMPANY, the general partner of HATTIESBURG GAS STORAGE COMPANY, and that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained.

     In witness whereof, I hereunto set my hand and official seal.

                               /s/ Davalyn D. Curtis
                               ----------------------------------
                                   Notary Public in and for the
                                         State of New York

                              My Commission expires:
                                    7/8/97
                                ----------------------------------


STATE   OF    NEW YORK        )
                              )
COUNTY   OF   NEW YORK        )

     On this the 21st day of November, 1995, before me, Davalyn D. Curtis, the undersigned officer, personally appeared J. A. Ballew, who acknowledged himself to be the Vice President of HATTIESBURG INDUSTRIAL GAS SALES COMPANY, and that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained.

     In witness whereof, I hereunto set my hand and official seal.

                                  /s/ Davalyn D. Curtis
                                 ----------------------------------

                                   Notary Public in and for the
                                         State of New York

                              My Commission expires:
                                     7/8/97
                                 ----------------------------------

STATE   OF    NY     )
                     )
COUNTY   OF   NY     )

     On this the 21st day of November, 1995, before me, Davalyn D. Curtis, the undersigned officer, personally appeared Dennis Kildea, who acknowledged himself to be the Trust Officer of CHEMICAL BANK, and that he, being authorized to do so, executed the foregoing instrument for the purposes therein contained.

     In witness whereof, I hereunto set my hand and official seal.

                                  /s/ Davalyn D. Curtis
                                 ----------------------------------
                                   Notary Public in and for the
                                         State of New York

                                 My Commission expires:
                                    7/8/97
                                ----------------------------------

                                   APPENDIX A

                         PART I - INDENTURE DEFINITIONS


          All terms defined in this Appendix shall have the defined meanings when used in any of the Basic Note Documents, unless otherwise defined therein.

     ACT:  An act specified in Section 12.3(a) of the Indenture.

     AFFECTED PLEDGED CONTRACT RECEIVABLE: As defined in Section 11.3 of the Indenture.

     AFFILIATE: With respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     AGENCY OFFICE: The office of the Issuer maintained pursuant to Section 4.2 of the Indenture.

     AUTHORIZED OFFICER: With respect to the Issuer, any officer of the Issuer who is authorized to act for the Issuer in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Issuer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time hereafter).

     BASIC DOCUMENTS: The Basic Note Documents and the Basic Trust Documents (as defined in the Sale and Servicing Agreement).

     BASIC MAKE-WHOLE PREMIUM:  With respect to any Note accelerated pursuant to
Section 6.2 of the Indenture or redeemed pursuant to Section 11.3 of the Indenture, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note accelerated or redeemed over the amount of such Called Principal, provided that the Basic Make-Whole Premium may in no event be less than zero.

     BASIC NOTE DOCUMENTS: The Indenture, the Notes, the Note Purchase Agreements, the Mortgages, the Guarantees and the Collateral Sharing and Security Agreement.

     BUSINESS DAY: Any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

     BUSINESS INTERRUPTION INSURANCE: As defined in Section 3.2(q) of the Indenture.

     CALLED PRINCIPAL: With respect to any Note, the principal of such Note that is declared to be immediately due and payable pursuant to Section 6.2 of the Indenture, is redeemed pursuant to Section 11.1 or 11.3 of the Indenture or is repurchased pursuant to Section 11.2 of the Indenture, as the context requires.

     CERTIFICATEHOLDER: A Person in whose name an Investor Certificate or a Residual Certificate is registered pursuant to the terms of the Trust Agreement.

     CHANGE OF CONTROL: With respect to FRGC, a Change of Control shall be deemed to occur in the event that Crystal fails to own, directly or indirectly, at least 80% of the outstanding capital stock of FRGC (or any permitted successor or assign) and have the power to elect at least a majority of the Board of Directors of FRGC (or any permitted successor or assign).

     CHANGE OF CONTROL OFFER:  As defined in Section 11.2 of the Indenture.

     CHANGE OF CONTROL PAYMENT:  As defined in Section 11.2 of the Indenture.

     CHANGE OF CONTROL PAYMENT DATE:  As defined in Section 11.2 of the
Indenture.

     CLOSING CONDITIONS: The conditions to the closing of the transactions contemplated by the Basic Documents which are set forth in Schedule 2 to the Indenture.

     CLOSING DATE:  November 22, 1995.

     CODE: The Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

     COLLATERAL: The collateral specified in the Granting Clause of the Indenture.

     COLLATERAL ACCOUNT:  As defined in Section 9.1 of the Indenture.

     COLLATERAL SHARING AND SECURITY AGREEMENT: The Collateral Sharing and Security Agreement substantially in the form of Exhibit C to the Indenture, as amended and supplemented from time to time.

     COLLATERAL TRUSTEE: As defined in the Collateral Sharing and Security Agreement.

     CONSOLIDATED CASH FLOW AVAILABLE FOR FIXED CHARGES: For any period, the SUM of (i) Consolidated Net Income for such period PLUS (ii) to the extent (and only to the extent) that such aggregate amount was deducted in the computation of Consolidated Net Income for such period, the aggregate amount of (a) income tax expense, depreciation, amortization and other non-cash charges of the FRGC Parties for such period, determined on a consolidated basis for such Persons, and (b) Consolidated Fixed Charges for such period.

     CONSOLIDATED FIXED CHARGES: For any period, the aggregate amount, without duplication, of (i) interest expense of the FRGC Parties, (ii) the Monthly Fixed Return (as defined in the Trust Agreement) on the Investor Certificates (whether or not paid), (iii) scheduled amortization (whether or not paid) of Indebtedness of the FRGC Parties and scheduled payments (whether or not paid) of Monthly Return of Capital (as defined in the Trust Agreement), and (iv) lease expense of FRGC and its Subsidiaries, determined on a consolidated basis for the FRGC Parties.

     CONSOLIDATED NET INCOME: For any period, the net earnings (or loss) after income taxes of the FRGC Parties for such period, determined on a consolidated basis for such Persons in accordance with GAAP.

     CONTRACT:  Each of the contracts described on Schedule 4 to the Indenture.

     CONTRACT RECEIVABLES: With respect to each Contract, the indebtedness and payment obligations arising from or relating to storage charges designated in such Contract as "D(1)" and deliverability charges designated as "D(2)".

     CONTRACT REGULATORY RECEIVABLES: With respect to any Contract, any increase in the Contract Receivables in respect of such Contract arising from or relating to a redetermination by the appropriate regulatory body of the storage or deliverability charges payable thereunder in accordance with the terms of such Contract.

     CONTRACTUAL OBLIGATION: As to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     CORPORATE TRUST OFFICE: With respect to the Indenture Trustee, the principal office at which at any particular time the corporate trust business of the Indenture Trustee shall be administered, which offices at the Closing Date are located at 450 West 33rd Street, 15th Floor, New York, New York 10001.

     CRYSTAL:  Crystal Oil Company, a Louisiana corporation.

     CUT-OFF DATE:  December 1, 1995.

     DEFAULT: Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     DISCOUNTED VALUE: With respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to the Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     ELIGIBLE ACCOUNT:  A segregated trust account with an Eligible Institution.

     ELIGIBLE INSTITUTION: A depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), (A) which either (1) has a long-term unsecured debt rating of at least A+ from the Rating Agency at the time of any deposit therein (or, if such obligations are at the time of such deposit not rated by the Rating Agency but are rated at least A+ by Standard & Poor's ("S&P") and at least A1 by Moody's Investor Services Inc. ("Moody's"), provided that if such obligations are rated by only one of S&P or Moody's, such rating shall be sufficient) or (2) is a federal or state charter depository institution subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b),
(B) whose deposits are insured by the FDIC and (C) having a combined capital and surplus of at least $250,000,000 as set forth in its most recent published annual report of condition.

     ELIGIBLE INVESTMENTS: Book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

           (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States of America;

          (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank); and subject to supervision and examination by Federal or State banking or depository institution authorities; PROVIDED, HOWEVER, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from the Rating Agency (or equivalent rating of S&P or Moody's) for short-term unsecured debt obligations or certificates of deposit granted thereby of at least D-1 (or equivalent rating of S&P or Moody's);

         (iii) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from the Rating Agency (or equivalent rating of S&P or Moody's) for short-term unsecured debt obligations granted thereby of at least D-1 (or equivalent rating of S&P or Moody's);

          (iv) investments in money market or common trust funds having a rating from the Rating Agency (or equivalent rating of S&P or Moody's) for short-term unsecured debt obligations granted thereby of at least D-1 (or equivalent rating of S&P or Moody's) (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor, so long as such fund shall have such rating);

           (v) bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above; and

          (vi) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii);

in each case maturing not later than the Business Day immediately preceding the next Payment Date.

     ELIGIBLE OBLIGOR:  Any Obligor listed on Schedule 7 to the Indenture.

     ELIGIBLE RECEIVABLE:  Each Contract Receivable:

           (i) that constitutes an account within the meaning of Section 9-106 of the UCC of the State the law of which governs the perfection of the interest granted in it;

          (ii) that is denominated and payable only in United States dollars in the United States;

         (iii) that was created in the ordinary course of business from the sale of services of the Issuer and in accordance with its historical credit and collection policies;

          (iv) with respect to which all installments due and payable prior to the Closing Date have been paid in full;

           (v) that, together with the Contracts underlying such Contract Receivable, was created in accordance with and does not contravene any applicable law, rule or regulation and in connection with which the Seller is not in violation of any law, rule or regulation;

          (vi) that is not a Contract Receivable purchased by the Issuer from any Person;

         (vii) that is not a Contract Receivable for which the Issuer has established an offsetting specific reserve;

        (viii) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Issuer in connection with the creation of such Contract Receivable and the related Contract have been duly obtained, effected or given and are in full force and effect;

          (ix) which has not been satisfied, subordinated or rescinded and with respect to which the Issuer is not in default in any material respect under the terms of the Contract from which such Contract Receivable arose;

           (x) which through the Basic Note Documents has been the subject of the grant of a first priority perfected security interest therein (and in the proceeds thereof) to the Indenture Trustee or the Collateral Trustee, free and clear of all Liens other than Permitted Liens;

          (xi) with respect to which the Issuer or its designee has duly given all notices of assignment in form and substance required to permit the legal, valid and enforceable assignment of such Contract Receivable by the Issuer to the Indenture Trustee, and is otherwise in compliance in all material respects with applicable law, all such notices are in full force and effect and such Contract Receivable is not subject to any right of rescission or set-off or, to the extent currently payable or asserted, any right of counterclaim or any other defense that is enforceable against the Indenture Trustee;

         (xii) that, together with the related Contract, will at all times be the legal, valid and binding payment obligation and contract, as the case may be, of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except as to any immaterial provision of any Contract the lack of enforceability of which would not affect the enforceability of the payment obligations of the Obligor in respect of any Pledged Contract Receivable;

        (xiii) with respect to which, on or before the Closing Date, the Issuer has not (i) taken any action that would impair the rights of the Indenture Trustee or the holders of the Notes with respect to the Pledged Contract Receivables or (ii) failed to take any action, that was necessary to avoid impairing the rights of the Indenture Trustee or the holders of the Notes; and

         (xiv) with respect to which no action, claim or proceeding is pending or, to the knowledge of Issuer, threatened which would adversely affect the payment or enforceability of the Pledged Contract Receivables.

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

     EVENT OF DEFAULT:  An event specified in Section 6.1 of the Indenture.

     EXECUTIVE OFFICER: With respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof acting through any such officer of such general partner.

     FDIC:  Federal Deposit Insurance Corporation or any successor agency.

     FRGC:  First Reserve Gas Company, a Delaware corporation.

     FRGC PARTIES: Collectively, FRGC, HIG, HGSC and any successors or permitted assigns to any of them.

     FINAL PAYMENT DATE:  August 5, 2005.

     FIXED CHARGE COVERAGE TEST:  As defined in Section 4.5(xvii) of the
Indenture.

     GAAP: Generally accepted accounting principles in the United States of America in effect from time to time.

     GENERAL ACCOUNT ASSETS: The assets of a Noteholder that is an insurance company, other than assets allocated to a "separate account" (as defined in ERISA) maintained by such insurance company.

     GOVERNMENTAL AUTHORITY: Any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     GRANT: To mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of, the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

     GUARANTEES: The Guarantees substantially in the form of Exhibits F and G to the Indenture, as amended and supplemented from time to time.

     HGSC:  Hattiesburg Gas Storage Company, a Delaware general partnership.

     HIG:  Hattiesburg Industrial Gas Sales Company, a Delaware corporation.

     INDEBTEDNESS: Of any Person at any date: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices); (ii) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument; (iii) all capital lease obligations of such Person; (iv) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person; and
(v) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof. The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is the general partner.

     INDENTURE: The Indenture, dated as of November 21, 1995, among HGSC, HIG and the Indenture Trustee, as amended and supplemented from time to time.

     INDENTURE TRUSTEE: Chemical Bank, not in its individual capacity but solely as trustee under the Indenture, or any successor trustee under the Indenture.

     INSOLVENCY EVENT: With respect to a specified Person, (i) the entry of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver, liquidator or other similar official for such Person, in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of such Person's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; (ii) the consent by such Person to the appointment of a trustee, conservator, receiver, liquidator or other similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Person or of or relating to substantially all of such Person's property, or (iii) such Person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

     INSTITUTIONAL INVESTOR: (a) any original purchaser of a Note, (b) any Noteholder holding more than 25% of the Outstanding Amount of Notes and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     INTEREST RATE: (a) 8.12% per annum with respect to the unpaid balance of any Note and (b) 10.12% per annum on any overdue payment of principal, any overdue payment of premium and any overdue payment of accrued and unpaid interest, from the date such payment was due until such amounts shall have been paid in full.

     INVESTOR CERTIFICATE: Any of the investor certificates executed by the Owner Trustee and authenticated by the Owner Trustee in substantially the form set forth in EXHIBIT A to the Trust Agreement.

     ISSUER:  HGSC.

     ISSUER ORDER and ISSUER REQUEST: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

     LIEN: Any security interest, lien, charge, pledge, equity or encumbrance of any kind.

     LOCKBOX: The post office boxes to which the Obligors may be instructed to remit payments on the Pledged Contract Receivables.

     LOCKBOX ACCOUNT: Any intervening deposit account, established in the name of the Indenture Trustee, used for deposit of funds received in a Lockbox prior to their transfer to the Collateral Account.

     MAJORITY NOTEHOLDERS: Noteholders whose Notes represent greater than 50 percent of the Outstanding Amount of Notes.

     MANDATORY PARTIAL REDEMPTION AMOUNT: As defined in Section 11.3 of the Indenture.

     MATERIAL ADVERSE EFFECT: A material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the FRGC Parties,
(b) the ability of any of the FRGC Parties to perform their respective obligations under the Basic Note Documents, (c) the validity or enforceability of any of the Basic Note Documents against any of the FRGC Parties or (d) the rights or remedies of the Indenture Trustee or the Noteholders under or with respect to the Basic Note Documents.

     MORTGAGE: The Deed of Trust, Security Agreement and Fixture Filing, substantially in the form of Exhibit E to the Indenture, pursuant to which the Issuer has mortgaged the Storage Facilities to the Collateral Trustee, as amended and supplemented from time to time.

     MORTGAGE COLLATERAL: As defined in the Collateral Sharing and Security Agreement.

     NOTEHOLDER: A Person in whose name a Note is registered pursuant to the terms of the Indenture.

     NOTE PURCHASE AGREEMENTS: The several note purchase agreements, dated as of November 21, 1995, among HGSC, HIG and the purchasers named therein, providing for the sale and purchase of the Notes.

     NOTE REGISTER: The register of Notes specified in Section 2.3 of the Indenture.

     NOTE REGISTRAR: The registrar at any time of the Note Register, appointed pursuant to Section 2.3 of the Indenture.

     NOTES: The 8.12% Secured Guaranteed Notes due 2005 issued by the Issuer and authenticated by the Indenture Trustee under the Indenture.

     OBLIGOR: Each party obligated to make payment with respect to any Contract Receivable, including any guarantor thereof.

     OFFICER'S CERTIFICATE: A certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.1 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an officer's certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

     OPERATOR: HIG in its capacity as the operator of the Storage Facilities under the Sale and Servicing Agreement or its successor in interest pursuant to
Section 13 of the Collateral Sharing and Security Agreement.

     OPINION OF COUNSEL: A written opinion of counsel, who may, except as otherwise expressly provided, be an employee of the Issuer or the Servicer. In addition, for purposes of the Indenture, (i) such counsel shall be reasonably satisfactory to the Indenture Trustee; (ii) the opinion shall be addressed to the Indenture Trustee as Trustee; (iii) the opinion shall comply with any applicable requirements of Section 12.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee; and (iv) such opinion shall be at the expense of the Issuer.

     OUTSTANDING: With respect to the Notes, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

           (i) Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

          (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Noteholders; PROVIDED, HOWEVER, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made; and

         (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

PROVIDED, HOWEVER, that in determining whether the Noteholders of the requisite portion of the Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any guarantor or other obligor upon the Notes, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgor's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Servicer or any Affiliate of any of the foregoing Persons.

     OUTSTANDING AMOUNT: As of any date, the aggregate principal amount of all Notes Outstanding at such date.

     OWNER TRUSTEE: Wilmington Trust Company, not in its individual capacity but solely as owner trustee under the Trust Agreement, or any successor owner trustee under the Trust Agreement.

     PAYMENT DATE: With respect to a date on which payment in respect of principal or premium, if any, of or interest on the Notes shall be made pursuant to the terms of the Indenture or the Notes, the fifth day of each calendar month.

     PERMITTED LIENS: Collectively, (i) statutory Liens for taxes, labor or materials where payment for such items is not yet delinquent; and (ii) any defects or imperfections of title, easements, surface leases or rights or plat restrictions that are not material in character, amount or extent and do not materially detract from the value, or materially interfere with the use, of the properties of the Servicer or the Seller, or materially prevent the Servicer or the Seller from receiving revenues from such properties or otherwise materially impair, or increase the cost of, the business operations being conducted thereon.

     PERSON: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     PLAN: Any employee benefit plan subject to Part 4 of subtitle B of Title I of ERISA and any plan within the meaning of Section 4975(c)(1) of the Code.

     PLEDGED CONTRACT RECEIVABLES: All Contract Receivables due pursuant to the terms of the Contracts on and after July 1, 2000 and in 2001, 2002, 2003 and 2004 and through July 31, 2005 (other than any Contract Regulatory Receivables due during the period on and after July 1, 2000 through June 30, 2001).

     PLEDGED INVESTOR CERTIFICATE RIGHTS: All rights to distributions and other payments in respect of the Investor Certificates pledged to the Indenture Trustee pursuant to the terms of the Indenture.

     PREDECESSOR NOTE: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.4 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     PROCEEDING: Any suit in equity, action at law or other judicial or administrative proceeding.

     PURCHASED CONTRACT RECEIVABLES: (i) All Contract Receivables due pursuant to the terms of the Contracts in 1995 (but only after the Cut-off Date), 1996, 1997, 1998,

1999 and through June 30, 2000, and (ii) all Contract Regulatory
Receivables due during the period on and after July 1, 2000 through June 30, 2001.

     RATING AGENCY: Duff & Phelps Credit Rating Co. or, if Duff & Phelps Credit Rating Co. is unable to act as Rating Agency, another nationally recognized rating agency selected by the Issuer.

     RECORD DATE: With respect to any Payment Date, the first Business Day preceding such Payment Date; provided, however, with respect to the final instalment of principal and premium, if any, of and interest on the Notes, the Record Date shall be the 15th of the month immediately preceding the date on which such instalment is due.

     REDEMPTION MAKE-WHOLE PREMIUM: With respect to any Note to be redeemed pursuant to Section 11.1, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Redemption Make-Whole Premium may in no event be less than zero.

     REINVESTMENT YIELD: With respect to the Called Principal of any Note, 0.50% over the yield to maturity in the case of the Basic Make-Whole Premium and Redemption Make-Whole Premium and 0.75% over the yield to maturity in the case of the Repurchase Make-Whole Premium implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the third Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replaced Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are unascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.
Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

     REMAINING AVERAGE LIFE: With respect to the Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing
(i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     REMAINING SCHEDULED PAYMENTS: With respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 6.2, 11.1, 11.2 or 11.3 of the Indenture, as the context requires.

     REPURCHASE MAKE-WHOLE PREMIUM: With respect to any Note to be repurchased pursuant to Section 11.2, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Repurchase Make-Whole Premium may in no event be less than zero.

     REQUIREMENT OF LAW: As to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     RESIDUAL CERTIFICATE: The residual certificate executed by the Owner Trustee and authenticated by the Owner Trustee in substantially the form set forth in Exhibit B to the Trust Agreement.

     RESPONSIBLE OFFICER: With respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, and, with respect to any other Person, the President, any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer or assistant officer of such Person or general partner of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     RESTRICTED PAYMENT:  As defined in Section 4.5(xvii) of the Indenture.

     RESTRICTED PAYMENT DATE:  As defined in Section 4.5(xvii) of the Indenture.

     SALE AND SERVICING AGREEMENT: The Sale and Servicing Agreement dated as of November 21, 1995, among the Seller, the Servicer and the Trust, as amended and supplemented from time to time.

     SERVICER: HIG in its capacity as the Servicer of the Pledged Contract Receivables under the Indenture, or its successor in interest.

     SETTLEMENT DATE: With respect to the Called Principal of any Note, the date on which such Called Principal is declared to be immediately due and payable pursuant to Section 6.2 of the Indenture, is redeemed pursuant to
Section 11.1 or 11.3 of the Indenture or is repurchased pursuant to Section 11.2 of the Indenture, as the context requires.

     SHARED COLLATERAL: As defined in the Collateral Sharing and Security Agreement.

     SPECIFIED PERCENTAGE:  As defined in Section 4.5(xvii) of the Indenture.

     STATE: Any one of the 50 States of the United States of America or the District of Columbia.

     STORAGE FACILITIES:  As set forth on Schedule 6 to the Indenture.

     SUBSIDIARY: As to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

     TREASURY REGULATIONS: The regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     TRUST: FRGC Owner Trust, a Delaware business trust created by the Trust Agreement.

     TRUST AGREEMENT: The Trust Agreement, dated as of November 21, 1995, among the Servicer, the Seller and the Owner Trustee, as amended and supplemented from time to time.

     TRUST ESTATE: All money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

     UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction (or if no such jurisdiction is relevant, as in effect in the State of New York).

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